As  Filed  With  The  Securities And Exchange Commission On
Registration No. ___

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ABLEAUCTIONS.COM, INC.
             (Exact name of registrant as specified in its charter)


             FLORIDA                     7839                  59-3404233
  -----------------------------------------------------------------------------
  (State of other jurisdiction      (Primary Standard        (I.R.S. Employer
      of incorporation          Industrial Classification   Identification No.)
      or organization)                Code Number)

                  1222 46th Avenue East, Fife, Washington 98424
                                 (253) 926-1122
    ---------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              CT Corporation System
                1200 Pine Island Road, Plantation, Florida 33324
                                 (954) 473-5503
                    -----------------------------------------
(Name. address, including zip code, and telephone number, including area code of agent for service)

                      With copies of all correspondence to:
--------------------------------------------------------------------------------
                              Mary Ann Sapone, Esq.
                           Pollet, Richardson & Patel
       10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154
                            ------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



                                     CALCULATION  OF  REGISTRATION  FEE
===================================================================================================
                                                                  Proposed
                                                  Proposed         Maximum
                                                  Maximum         Aggregate
Title Of Each Class Of           Amount To Be  Offering Price   Offering Price       Amount Of
Securities To Be Registered      Registered        Per Unit         (1)           Registration Fee
----------------------------    -------------  --------------   ---------------  ------------------

Common stock, no par value        6,323,494       $   0.35        $ 2,213,223         $ 203.62
Common stock underlying warrants  1,450,000       $   1.43        $ 2,073,500         $ 190.76
Common stock underlying warrants    100,000       $   0.40        $    40,000         $   3.68
====================================================================================================

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 subsections (c) and (g) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             ABLEAUCTIONS.COM, INC.

                               [GRAPHIC  OMITED]

                        7,873,494 SHARES OF COMMON STOCK

     This prospectus relates to the proposed resale from time to time of up to 7,873,494 shares of common stock by the selling shareholders whose names are set forth in this prospectus. The selling shareholders are offering:

-     6,323,494  shares  of  common  stock;  and

- 1,550,000 shares of common stock issuable upon the exercise of warrants held by them.

     We will not receive any of the proceeds from the sale of these securities by the selling shareholders. However, if the selling shareholders exercise any of the warrants, we will receive the proceeds from the exercise. If all of the warrants were exercised, these proceeds would total $2,113,500.

     Our common stock currently is quoted on the American Stock Exchange under the symbol "AAC," and is listed on the Third Market Segment of the Zetradax of the Frankfurt Stock Exchange.

     The selling shareholders may sell all or any portion of their shares of common stock in one or more transactions on the American Stock Exchange or in private, negotiated transactions. Brokers or dealers may be engaged by the selling shareholders. The selling shareholders will pay all selling expenses, including any brokerage commissions.

     AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June __, 2002.

                                TABLE OF CONTENTS

                                                                        Page No.

Prospectus  Summary                                                        1

Risk  Factors                                                              2

Note  Regarding  Forward  Looking  Statements                              8

Selling  Shareholders  and  Plan  of  Distribution                         9

Management's Discussion and Analysis of Financial Condition and
     Results of Operations                                                11

Our  Business                                                             20

Description  of  Property                                                 31

Legal  Proceedings                                                        31

Market  Price  for  Common  Equity  and  Related  Stockholder  Matters    32

Selected  Financial  Data                                                 33

Changes  In  and  Disagreements  with  Accountants  on  Accounting
     and  Financial  Disclosure                                           33

Quantitative  and  Qualitative  Disclosures  About  Market  Risk          35

Management                                                                35

Executive  Compensation                                                   39

Related  Party  Transactions                                              44

Security  Ownership  of  Certain  Beneficial  Owners  and  Management     45

Description  of  Securities                                               47

Interests  of  Named  Experts  and  Counsel                               47

Experts                                                                   48

Available Information                                                     48

Disclosure  of  Commission  Position  on  Indemnification  for
     Securities  Act  Liabilities                                         48

Index  to  Financial  Statements                                         F-1

                               PROSPECTUS SUMMARY

                             ABLEAUCTIONS.COM, INC.

     Ableauctions.com, Inc. is an early-stage company engaged in the business of auctioning a broad range of merchandise and equipment through our auction houses and on our web site at www.ableauctions.com. We operate our business through our wholly-owned subsidiaries, Able Auctions (1991) Ltd., Jarvis Industries Ltd. and iCollector International Ltd. in Canada, and Ableauctions.com (Washington), Inc., Ehli's Commercial/Industrial Auctions, Inc. and Ableauctions.com (California) in the United States. Our main office in the United States is located at 1222 46th Avenue East, Fife, Washington 98424. Our telephone number at that location is (253) 926-1122.


                             SUMMARY OF THE OFFERING

     This prospectus covers the resale of 6,323,494 shares of our common stock and 1,550,000 shares of our common stock issuable upon the exercise of warrants. The names of the selling shareholders are identified in this prospectus under the section entitled "Selling Shareholders". The selling shareholders may offer and sell these shares from time to time on terms, including price per share, to be determined at the time of sale. Although we will receive proceeds from the exercise of any warrant, we will not receive any of the proceeds from the sale of the shares sold by the selling shareholders. If the selling shareholders exercise all of the warrants, we will receive $2,113,500 in proceeds. These proceeds will be used for general corporate purposes. The selling shareholders are not obligated to exercise the warrants.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our common stock. Any of these risk factors could materially and adversely affect our business, financial condition or operating results. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

WE HAVE A LIMITED OPERATING HISTORY AND A HISTORY OF LOSSES AND WE MAY NEVER BE PROFITABLE. OUR AUDITORS HAVE NOTED THAT UNLESS WE ACHIEVE PROFITABLE OPERATIONS OR ADDITIONAL FINANCING, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Before our acquisition of Able Auctions (1991) Ltd. on August 24, 1999, we had no material business or results of operation. We incurred a net loss of $1,339,492 during the year ended December 31, 1999, $11,837,363 during the year ended December 31, 2000 and $11,434,029 during the year ended December 31, 2001. We anticipate that we will continue to incur losses at least through December 31, 2002. We do not believe that we will generate sufficient revenues in the year 2002 to support our projected development. We cannot assure you that we will ever be profitable.

     Because of our recent losses, it is difficult to evaluate our business and our prospects. Our revenue and income potential is unproven and our business model is still emerging. We cannot assure you that we will attract consignors or bidders to use our web site or that we will generate significant revenues in the future. We cannot guarantee that we will ever establish a sizeable market share or achieve commercial success.

     Our auditors, Morgan & Company, Chartered Accountants, have issued a "going concern" opinion for our financial statements at December 31, 2001. In its opinion, the auditor noted that unless we achieve profitable operations or additional financing, there is substantial doubt about our ability to continue as a going concern.

WE WILL CONTINUE TO NEED MONEY TO FUND FUTURE OPERATIONS, AND WE ARE NOT SURE WE CAN OBTAIN ADDITIONAL FINANCING.

     We are continuing to seek additional capital, however, we cannot assure you that funds will be available to us on favorable terms, or at all. To the extent that additional money is raised through the sale of our securities, the issuance of those securities could result in dilution to our shareholders. The unavailability of funds could have a material adverse effect on our ability to expand our operations.

OUR ABILITY TO COMPLETE ACQUISITIONS AND TO MEET OUR BUSINESS PROJECTIONS THROUGH DECEMBER 31, 2002 WILL DEPEND ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL.

     We need to seek additional capital in the amount of $750,000 or more to continue our growth strategy, which depends upon establishing relationships with or acquiring auction companies in North America. We cannot assure you that financing will be available on terms acceptable to us, or at all. If adequate funds are not available, we will lack sufficient capital to pursue our intended course of action and business strategy in 2002, which will have a material adverse effect on our ability to meet our business projections.

THE ACQUISITIONS WE MAKE, IF ANY, MAY NOT BE SUCCESSFUL AND MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     Our plan to expand our business includes acquiring existing auction businesses. We cannot guarantee that the acquisitions we have made or will make in the future will be profitable, or that we will be able to integrate these acquisitions without substantial costs, delays, or other operational or financial problems. Acquisitions and expansion into new markets involve a number of special risks, including possible adverse effects on our operating results, diversion of management's attention and failure to retain key personnel. Some or all of these risks could have a material adverse effect on our business, financial condition and results of operations. While we made seven acquisitions during 2000 and one acquisition during 2001, we have no plans to acquire auction businesses during 2002 unless we are able to obtain appropriate financing.

OUR ACQUISITION OF ICOLLECTOR, PLC AND OUR DEVELOPMENT AND APPLICATION OF ITS BUSINESS MODEL MAY NOT BE SUCCESSFUL.

     We acquired iCollector, PLC, an auction company dedicated to trading antiques, fine art and collectibles on the Internet, in September 2001. At that time, iCollector was insolvent and needed working capital. We agreed to acquire iCollector as long as its majority shareholder was willing to finance iCollector until it met its projected cash flow targets. iCollector did not attain the cash flow targets, and there were not adequate resources to continue its funding. In December 2001, iCollector was restructured, and in January 2002, it was placed in formal liquidation. We will continue to market and develop the iCollector business model, but we cannot assure you that the business model will be profitable or that we will successfully integrate the iCollector PLC operations into our business. The success of the iCollector business model is dependent upon the strengths and relationships of the current sales team, the terms and conditions of our agreement with eBay, the skills of the technology team, and the continued support and generation of new customers.

WE HAVE EXPERIENCED RAPID GROWTH, WHICH HAS PLACED A STRAIN ON OUR RESOURCES. FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD CAUSE OUR BUSINESS TO SUFFER.

     We do not have a proven record in managing our growth and may not be successful in doing so. We have grown from 12 employees on August 24, 1999 to approximately 98 staff persons on December 31, 2001. We have acquired additional auction businesses, hired key management personnel and added employees in connection with these acquisitions. We plan to continue expanding our business. This expansion will continue to place a significant strain on our management systems and resources.

IF WE ARE UNABLE TO ACHIEVE A SIGNIFICANT NUMBER OF VISITORS TO OUR WEB SITE AUCTIONS AND SUCCESSFULLY FACILITATE INTERNET TRANSACTIONS, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUES TO EARN A PROFIT.

     The success of our Ableauctions.com and iCollector.com web sites depends on whether or not there is significant market acceptance of these web sites by consumers. We currently offer only a limited selection of merchandise for sale in our silent auctions, and we are not yet able to broadcast all of our live auctions. We anticipate that we will have very limited market acceptance until we begin broadcasting more of our live auctions and offering more items of merchandise for sale. We cannot assure you that our Internet strategy to broadcast live auctions will be successful, or that it will increase revenues of our live auctions. Our failure to attract visitors to our web sites, successfully complete transactions, and develop an adequate auction house base will seriously harm our business and our ability to earn a profit.

WE HAVE CAPACITY CONSTRAINTS AND SYSTEM DEVELOPMENT RISKS THAT COULD DAMAGE OUR CUSTOMER RELATIONS OR INHIBIT OUR POSSIBLE GROWTH.

      Our success and our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems, which must be able to accommodate significant numbers of consumers and businesses using our services. We may experience periodic systems interruptions and down time caused by traffic to our web site and technical difficulties, which may cause customer dissatisfaction and may adversely affect our results of operations. Limitations of our technology infrastructure, and that of our vendors, may prevent us from maximizing our business opportunities.

CHANGING TECHNOLOGY MAY RENDER OUR EQUIPMENT, SOFTWARE, AND PROGRAMMING OBSOLETE OR IRRELEVANT.

     The market for Internet-based products and services is characterized by rapid technological developments, frequent new product introductions, and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that we continually improve the performance, features, and reliability of our Internet-based services. We cannot guarantee that we will be successful in responding quickly, cost effectively, and sufficiently to these developments by our competitors. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by us to modify or adapt our Internet sites and services, which could have a material adverse effect on our financial condition.

IF WE CANNOT PROTECT OUR INTERNET DOMAIN NAMES, OUR ABILITY TO CONDUCT OUR OPERATIONS MAY BE IMPEDED.

     We anticipate that the Internet domain names "ableauctions.com" and "icollector.com" will be an extremely important part of our business. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. Governing bodies may establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business.

     Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe on, or otherwise decrease the value of our trademarks and other proprietary rights. Third parties have acquired domain names that include "auctions" or other variations both in the United States and elsewhere.

POTENTIAL  FLUCTUATIONS  IN  REVENUES  MAY  CAUSE  CASH  SHORTFALLS,  MATERIALLY
AFFECTING  OUR  RESULTS  OF  OPERATIONS.

     Because of our limited operating history and the emerging nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. In addition, we have no backlog and a significant portion of our net revenues for a particular quarter is derived from auctions that are listed and completed during that quarter.

     Our current and future expense levels are based largely on estimates of future revenues and are, to a large extent, fixed. We may be unable to adjust spending in time to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would have an immediate adverse effect on our business and financial condition.

OUR SUCCESS DEPENDS ON THE SERVICES OF OUR KEY OFFICERS AND OUR ABILITY TO ATTRACT AND MAINTAIN QUALIFIED, EXPERIENCED PERSONNEL.

     Our future success will depend on Abdul Ladha, our President and Chief Executive Officer, Ron Miller, our Chief Financial Officer, Jeremy Dodd, the Vice-President of Operations of Able Auctions (1991) Ltd. and our Secretary and Treasurer, and Randal Ehli, Vice-President of Ehli's Commercial/Industrial Auctions, Inc.

     The loss of any of our key personnel could have an adverse effect on our operations. We do not maintain insurance to cover losses that may result from the death of any of our key personnel.

     Competition for qualified employees is intense. Our inability to attract, retain, and motivate additional, highly skilled personnel required for expansion of operations and development of technologies could adversely affect our business, financial condition, and results of operations. Our financial situation may adversely affect our ability to retain existing personnel and attract new personnel. We cannot assure you that we will be able to retain our existing personnel or attract additional, qualified persons when required and on acceptable terms.

THE E-COMMERCE INDUSTRY IS HIGHLY COMPETITIVE, AND WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO COMPETE EFFECTIVELY.

     The market for broadcasting auctions over the Internet is new, rapidly evolving, and intensely competitive. The market for live video-fed auctions is even newer, and we expect competition to intensify further in the future. Many of our competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, technical, and other resources than us. Many of our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to web site and systems development than us or may try to attract traffic by offering services for free. We cannot assure you that we will be able to compete successfully against our competitors.

OUR BUSINESS MAY BE SUBJECT TO GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES THAT MAY INCREASE THE COSTS OF OPERATING OUR WEB SITES OR LIMIT OUR ABILITY TO GENERATE REVENUES.

     Our auction houses are generally subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. Such laws and regulations may require us to obtain a license or registration, or post a surety or bond as a precondition of doing business within the jurisdiction. In addition, applicable laws may require us to transact business and sell merchandise in accordance with specific guidelines, including the means by which we obtain our merchandise, advertise our auctions, conduct our bidding procedures, close transactions, hold client funds, and other restrictions that may vary from state to state. We cannot guarantee that we will not be subject to actions arising out of violations by our auction houses. Such actions may have a material adverse affect on our business and results of operations.

     We are also subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted regarding the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights, and information security. The enactment of any such laws could increase the costs of operating our web sites and limit our ability to generate revenues.

EXISTING SHAREHOLDERS WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL SHAREHOLDERS.

     Insider control of a large amount of our common stock could have an adverse effect on the market price of our common stock. As of May 24, 2002, our executive officers and directors (and their affiliates) as a group beneficially own or control 6,465,475 shares or approximately 25% of our common stock. Of that amount, Abdul Ladha, our Chief Executive Officer and Chairman of the Board, beneficially owns a total of 6,281,875 shares, or 24.3% of our common stock, individually and through the Ladha (1999) Family Trust, of which Mr. Ladha is a beneficiary. Although they are under no obligation to do so, if our executive officers and directors (and their affiliates) were to vote together, they would have the ability to control the election of our Board of Directors and the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. This concentration of ownership may have the effect of delaying or preventing a change of control of Ableauctions, even if this change of control would benefit minority shareholders.

OUR STOCK PRICE MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS, AND INVESTORS IN OUR STOCK MAY NOT BE ABLE TO RESELL THEIR SHARES AT FAVORABLE PRICES.

     Due to fluctuations in the market price of our common stock, you may be unable to resell your shares at favorable prices. The market price of our common stock has fluctuated in the past and is likely to continue to be highly volatile. In addition, the stock market in general and the market prices of shares of e-commerce companies in particular have been extremely volatile and have experienced fluctuations that have often been unrelated or disproportionate to the operating performances of such companies. The market price of our common stock could continue to be highly volatile in response to many factors, some of which are largely beyond our control. These factors include:

-     quarterly  variations  in  our  results  of  operations;

-     adverse  business  developments;

-     changes  in  financial  estimates  by  securities  analysts;

-     investor perception of us and online direct marketing services in general;
      and

-     announcements  by  our  competitors  of  new  products  and  services.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information included in this prospectus constitutes "forward-looking statements." within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include words such as "believes," "anticipates," "intends," "expects" and similar kinds of words. Forward-looking statements involve risks, uncertainties and other factors, some of which are not yet known to us. These risks, uncertainties and other factors may cause our actual results or achievements to be materially different from the results or achievements expressed or implied in the forward-looking statements. Such factors include, but are not limited to, the following:

- risks related to our acquisition strategy and our ability to integrate acquired businesses into our operations;

-     our  ability  to  obtain  financing  on  acceptable  terms;

-     competition  in  the  auction  industry;

-     market  acceptance  of  live  auction  broadcasts  on  the  Internet;

-     our  ability  to  retain  our  key  personnel;

- our dependence on marketing relationships with auction houses and third party suppliers;

-     government  regulation  of  Internet  commerce  and  the auction industry;

-     economic  factors  affecting  the  sales  of  auction  merchandise;

-     risks  related  to  capacity  and  systems  disruptions;

the factors more fully discussed in this prospectus and other factors, some of which will be outside our control. You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

     We are registering the shares offered by selling shareholders. No underwriters are participating in this offering.

     The following table sets forth the names of the selling shareholders who may sell their shares in this offering. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except for the Ladha (1999) Family Trust, Randal Ehli, a director and Vice President of our subsidiary, Ehli's Commercial/Industrial Auctions, Inc., Brett Johnston, Vice President of our California operations and Pollet, Richardson & Patel, our legal counsel.

     The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders. Because the selling shareholders can offer all, some or none of their shares of our common stock, with the exception of Hamilton Trust Company Ltd., trustee of the Ladha (1999) Family Trust, we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that they will sell all shares covered by this prospectus. Hamilton Trust Company Ltd., trustee of the Ladha (1999) Family Trust, is registering shares which may be sold or used as collateral to secure a credit facility. If the shares are sold, the beneficiaries of the Ladha (1999) Family Trust intend to authorize Hamilton Trust Company Ltd., as trustee of the Ladha (1999) Family Trust, to loan to Ableauctions some or all of the proceeds earned from the sale of the common stock. If a loan is made, it will be at a negotiated interest rate, which may include the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code.

                           Shares Held    Percentage
Selling                     Before The   Shares Being   Shares Held After   Owned After
Shareholder                  Offering       Offered       The Offering     The Offering
-------------------------  ------------  -------------  -----------------  -------------
Compass Investment
Management Limited           350,000(1)       350,000                   0             0
-------------------------  ------------  -------------  -----------------  -------------
Gemini Capital LLC         1,000,000(2)     1,000,000                   0             0
-------------------------  ------------  -------------  -----------------  -------------
Hamilton Trust Company
Ltd. (3)                     5,793,275      5,000,000             793,275          3.0%
-------------------------  ------------  -------------  -----------------  -------------
Pollet, Richardson &
Patel, A Law Corporation     430,719(4)     300,000(4)            130,719             *
-------------------------  ------------  -------------  -----------------  -------------
John Micka                      74,500         74,500                   0             0
-------------------------  ------------  -------------  -----------------  -------------
Nicholas C. Fuller           100,000(5)       100,000                   0             0
-------------------------  ------------  -------------  -----------------  -------------
Randal Ehli(6)                  75,000         75,000                   0             0
-------------------------  ------------  -------------  -----------------  -------------
Brett Johnston(7)               50,000         50,000                   0             0
-------------------------  ------------  -------------  -----------------  -------------
TOTAL                        7,873,494      6,949,500           3,923,994          3.0%
-------------------------  ------------  -------------  -----------------  -------------
*  Less than 1%

(1) This figure represents 350,000 shares of common stock issuable upon the exercise of a warrant to purchase 350,000 shares of our common stock at an exercise price of $1.43 per share.
(2) This figure represents 1,000,000 shares of common stock issuable upon the exercise of a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.43 per share.
(3) Hamilton Trust Company Ltd. is the Trustee of the Ladha (1999) Family Trust, which is the beneficial owner of the common stock we are registering. Abdul Ladha, our President and Chief Executive Officer, is a beneficiary of the Ladha (1999) Family Trust. Individually, Mr. Ladha owns an additional 500,000 shares of our common stock.
(4) This figure represents 100,000 shares of common stock issuable upon the exercise of a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.40 per share.
(5) This figure represents 100,000 shares of common stock issuable upon the exercise of a warrant to purchase 100,000 shares of our common stock at an exercise price of $1.43 per share.
(6) Randal Ehli is one of our directors and the Vice President of our subsidiary, Ehli's Commercial/Industrial Auctions, Inc.
(7)  Brett Johnston is the Vice President of our California operations.

     The selling shareholders are entitled to receive all of the proceeds from the sales of their shares of our common stock.

    The selling shareholders, from time to time, depending on market conditions and other factors, may offer and/or sell their shares of common stock on the American Stock Exchange, in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following methods

- block trades in which a broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

- ordinary brokerage transactions and transactions in which the broker solicits purchases; and

- face to face transactions between sellers and purchasers without a broker or dealer.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated.

     We will bear all costs and expenses of the registration of the shares of common stock under the Securities Act and certain state securities laws, other than fees of counsel for the selling shareholders and any discounts or commissions payable with respect to sales of the shares of common stock.

     We are not aware of any agreements, understandings or arrangements entered into between the selling shareholders and any underwriters or broker-dealers regarding the sale of the shares. To our knowledge there is not an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We are a business-to-business and business-to-consumer auctioneer that conducts live auctions in the United States and Canada and simultaneously broadcasts some of these auctions over the Internet. Ableauctions Inc. is a liquidator of a broad range of office products, computer equipment, furniture, and industrial equipment, which it acquires through bankruptcies, insolvencies, and defaults. We also operate an online auction marketplace, located at www.ableauctions.com, that offers brand name and other products to both consumers and businesses at significant discounts to prices found through traditional channels.

     Our business model consists of two platforms, namely, our auction operations and our technology operation that facilitates online transactions. We plan to grow our auction operations by acquiring auction companies whose operations are sound, then increasing their sales and profitability through exposure to potential customers by giving them the ability to broadcast auctions over the Internet using our technology.

     We have expanded our technology operation by acquiring iCollector PLC, which has been restructured into our wholly owned subsidiary, iCollector International. Through iCollector International, we now represent antique, fine art and collectibles auction houses whose auctions are broadcast live on eBay using our technology.

     Currently, approximately 62% of our annual revenues are derived from our Canadian operations and approximately 38% of our annual revenues are derived from our United States operations.

     A portion of our revenues are comprised of commissions we earn on the sale of consigned merchandise. We also purchase property to auction. We purchase property from potential consignors or we may purchase, at below normal wholesale prices, merchandise liquidated in bankruptcy estates or by manufacturers as a result of overproduction. When we auction property belonging to us, we receive all the proceeds from the sale as well as any related commissions or fees. A substantial portion of our annual revenues is derived from the sale of property we purchase.

     Operating expenses include expenses relating to the start up of our business as well as costs for salaries and benefits for our employees and consultants, advertising and promotion, and general overhead expenses such as utilities, rent, insurance and reimbursable travel costs.

     Costs of goods sold means the cost to us of the inventory we purchase to sell. Gross profit is computed by deducting the costs of goods sold from revenues.

RESULTS  OF  OPERATIONS

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2001.

     REVENUES. During the three months ended March 31, 2002, we had net auction revenues of $2,699,758 as compared to $2,316,278 during the same period in 2001, an increase of $383,480 or approximately 16.6%. Sales of goods were 53.6% of our revenues during the three month period ended March 31, 2002, compared to 59% during the same period in 2001. Due to cash flow constraints in the latter part of 2001 and in 2002, we have not been in a position to acquire as much inventory as our plan demands. As a result we have conducted a larger proportion of our auctions on consignment. We anticipate that revenues from the sales of goods will increase as a percentage of revenues, as we still plan to conduct a greater number of auctions using inventory we purchase in buy-out situations, which generally result in higher gross profit margins.

     OPERATING EXPENSES. During the three month period ended March 31, 2002, operating expenses were $1,815,050 as compared to $1,639,045 for the same period in 2001. The increase in operating expenses was due primarily to an increase in advertising and promotion expenses, increased expenses for commissions, and increased interest expense as a result of the deferred compensation notes we signed in conjunction with our acquisition of iCollector PLC.

     Personnel and consulting expenses were $870,736 or 48.0% of our operating expenses during the three-month period ended March 31, 2002 as compared to $770,560 or 47% of our operating expenses during the three-month period ended March 31, 2001. These expenses consisted of salaries and benefits of $691,560 in the first quarter of 2002 as compared to $645,443 in the first quarter of 2001, consulting and management fees of $94,859 in the first quarter of 2002 as compared to $103,535 in the first quarter of 2001, and commissions of $84,317 in the first quarter ended March 31, 2002 as compared to $21,582 in the first quarter of 2001. We anticipate that our personnel and consulting expenses will decrease as a result of our restructuring program to reduce overall operating expenses.

     During the three-month period ended March 31, 2002, advertising and promotion expenses were $280,833 or 15.5% of our operating expenses as compared to $257,949 or 15.7% of our operating expenses for the three-month period ended

March 31, 2001. Advertising expenses were higher in comparison to 2001 as our operations have greatly expanded through our acquisitions. We also incurred significant advertising expenses in developing our new auction business in San Francisco, California. We anticipate promotion expenses to remain constant in 2002 as efficiencies in advertising are attained even though promotional and marketing efforts will increase as the number of auctions increase.

     For the three month period ended March 31, 2002, general overhead expenses totaled $429,288, or 23.7% of our total operating expenses and 15.9% of our total revenue, as compared to $418,503, or 25.5% of our total operating expenses and 18.1% of our total revenue for the corresponding period in 2001. General overhead expenses included rent and utilities totaling $196,603 as compared to $207,664 for the corresponding period in 2001, telephone costs totaling $32,170 as compared to $47,916 for the corresponding period in 2001, travel related to operations totaling $8,988 as compared to $8,558 for the corresponding period in 2001, repairs and maintenance totaling $11,152 as compared to $34,725 for the corresponding period in 2001, automotive expenses totaling $13,369 as compared to $14,729 for the corresponding period in 2001, insurance totaling $32,463 as compared to $20,958 for the corresponding period in 2001 and office expenses totaling $134,543 as compared to $83,953 for the corresponding period in 2001.

     We anticipate that overhead as a percentage of operating expenses and total revenue will decrease in future periods as we achieve certain economies from our operations. The overall level of general overhead expenses in dollars is expected to increase as we expand our operations.

     Professional fees were $16,234 during the three-month period ended March 31, 2002 as compared to $16,627 for the three-month period ended March 31, 2001. Professional fees were incurred primarily for preparation of our Securities Exchange Act filings, preparation of our American Stock Exchange filings, and advice and documentation relating to our acquisitions and financings. Professional fees are expected to remain constant in 2002.

     Depreciation and amortization expense was $76,425 for the three-month period ended March 31, 2002 as compared to $156,637 for the three-month period ended March 31, 2001. Depreciation and amortization expense are lower than the previous year as a result of writing down certain depreciable assets in 2001.

     GROSS PROFIT. Cost of goods sold was $1,253,801 for the three-month period ended March 31, 2002 as compared to $667,160 for the three-month period ended March 31, 2001. Gross profits were $1,445,957 or 53% of revenues for the three-month period ended March 31, 2002 as compared to $1,649,118 or 71.2% of revenues for the period ended March 31, 2001. Until we developed our inventory procurement model, normal gross margins were approximately 25% overall. We believe gross profits will increase in future periods as we realize the benefits of our inventory procurement model by buying large quantities of discount merchandise and distributing this merchandise to our various outlets.

     OPERATING INCOME AND NET LOSS. For the three month period ended March 31, 2002, we realized loss from operations of $368,241 as compared to the three month period ended March 31, 2001, in which we had net income of $13,580. We realized an overall net loss for the first quarter of 2002 of $368,241 or $0.01 per share as compared to a net loss of $453,785 for the first quarter of 2001, or $0.02 per share. The net loss in 2001 was created primarily as a result of the sale of our subsidiary, Johnston's Surplus Office Systems Ltd.

     We believe that we will incur overall losses in the future only if we are able to obtain additional financing and expand the development and marketing of our Internet technology. The losses will be created to the extent of the excess of technology development and marketing expenses over the income from operations. If we are unable to obtain additional financing, no Internet technology development and marketing will be undertaken.

YEAR  ENDED  DECEMBER  31,  2001  COMPARED  TO THE YEAR ENDED DECEMBER 31, 2000.

     REVENUES. During the year ended December 31, 2001, we had revenues of $10,793,219 as compared to revenues of $10,647,213 during the year ended December 31, 2000. This 1.4% increase in revenues resulted from increases in commissions generated from the sale of consigned merchandise. Our revenues are derived primarily from the sale of goods and from commissions generated from the sale of consigned merchandise.

     SALES OF GOODS. Sales of goods accounted for $6,653,656 or 61.6% of revenue as compared to $8,607,230 or 80.8% of revenue for the 2000 fiscal year. This decrease in the sales of goods resulted from purchase controls on sellable merchandise. We anticipate that revenues from the sales of goods will increase as a percentage of revenues, as we plan to conduct a greater number of auctions using inventory we purchase in buy-out and liquidation situations, which generally results in higher gross profit margins.

     OPERATING EXPENSES. Operating expenses totalled $7,268,723 for the year ended December 31, 2001 as compared to $10,047,058 for the year ended December 31, 2000. Our operating expenses continue to reflect start-up costs associated with our business, our acquisition growth strategy and the development and maintenance costs related to the auctions we conduct on the Internet. Other costs associated with the start up of our business and our acquisitions include legal and accounting fees, personnel and consulting expenses, management expenses, promotional and advertising costs and general overhead. Of the amount spent on operating expenses during the year ended December 31, 2001, $434,500 was paid to our President and Chief Executive Officer, Mr. Abdul Lahda, or to entities controlled by Mr. Lahda. This included $129,770 paid to Derango Resources Inc. for rent, improvements, repairs and maintenance of our facility in Coquitlam, British Columbia, $149,781 paid to Rapid Fusion Technologies, Inc., formerly a wholly owned subsidiary of Dexton Technologies Corp., for development and maintenance of our website, and $154,949 paid to Mr. Lahda for a management fee in lieu of a salary.

     The lease payments made to Derango Resources Inc. were, and continue to be, significantly below market rates, based upon information provided to us from an independent real estate appraiser and consultant.

     Dexton Technologies Corp. was the owner of Ableauctions (1991) Ltd. and, through Rapid Fusion Technologies, Inc., was developing software for use by Ableauctions (1991) Ltd. In order to preserve continuity in the software development, we continued to employ Rapid Fusion Technologies, Inc. as our software developer after Dexton Technologies Corp. sold Ableauctions (1991) Ltd. to J. B. Financial Services, Inc. Rapid Fusion Technologies, Inc. has been sold by Dexton Technologies Corp. and is no longer its subsidiary. None of our directors or named executive officers has an interest in Rapid Fusion Technologies, Inc. at this time, although Mr. Ladha loaned the company $100,000 and is currently one of its creditors. We will continue to employ Rapid Fusion Technologies, Inc. as our software developer. Based upon industry information, we believe that the fees paid for the development and maintenance of our website were at market rates.

     Based upon information we have regarding the auction industry and information we were able to obtain from data made publicly available by businesses earning revenues comparable to ours, we believe that the management fee paid to Mr. Ladha in lieu of salary is within the range of compensation paid to similarly situated executive officers.

     GROSS PROFIT. Cost of goods sold were $5,243,698 for the year ended December 31, 2001 as compared to $8,866,530 for the year ended December 31, 2000. Gross profit was $5,549,521 or 51.4% of total revenue for the year ended December 31, 2001 as compared to $1,780,683 or 16.7% of total revenue for the year ended December 31, 2000. We believe that gross profit as a percentage of revenue will increase in 2002 if we are able to increase our revenues by conducting auctions of inventory buy outs and liquidations, which typically result in higher gross profit margins.

     NET LOSS. We had a net loss of $11,434,029 or $0.52 per share for the year ended December 31, 2001 as compared to $11,837,363 or $0.58 per share for the year ended December 31, 2000. The net loss is attributable to costs associated with our growth, start-up costs and the costs of developing our business and technologies and the loss sustained from the write-off of iCollector PLC.

     Unless we raise additional money through public or private equity financing, we anticipate net operating losses to decrease for the foreseeable future as a result of our restructuring program to control and reduce costs. Unless we can obtain financing, we will discontinue or suspend our acquisition program, we will acquire inventory mainly on consignment or with our limited operating funds, and we will cease operations in geographic regions that are not producing profits. If we are successful in raising money, we anticipate certain expenses such as marketing, research and development and professional fees to significantly increase as we expand our Internet services, auction facilities and acquisition program.

YEAR  ENDED  DECEMBER  31,  2000  COMPARED  TO  THE YEAR ENDED DECEMBER 31, 1999

     REVENUES. During the year ended December 31, 2000, we had revenues of $10,647,213 as compared to revenues of $898,450 during the year ended December

31, 1999. This 1085% increase in revenues was attributable primarily to the fact that we acquired Able Auctions (1991) Ltd. in August 1999 and it represented our sole operation for the period August through December 1999.

     SALES OF GOODS. Sales of goods accounted for $8,607,230 or 80.8% of revenue for the 2000 fiscal year as compared to $829,755 or 92.3% of revenue for the 1999 fiscal year. This decrease in the sales of goods resulted from increases in commissions generated from the sale of consigned merchandise. We anticipate that revenues from the sale of goods will increase as a percentage of revenues, as we plan to conduct a greater number of auctions using inventory we purchase in buy-out and liquidation situations, which generally result in higher gross profit margins.

     OPERATING EXPENSES. Operating expenses totalled $10,047,058 for the year ended December 31, 2000 as compared to $1,673,900 for the year ended December 31, 1999. This increase in operating expenses was attributable primarily to our acquisition of seven auction houses during 2000. During the 2000 fiscal year, our operating expenses reflected start-up costs associated with our business, our acquisition growth strategy and the development and maintenance costs related to the auctions we conduct on the Internet. Other costs associated with the start up of our business and our acquisitions include legal and accounting fees, personnel and consulting expenses, management expenses, promotional and advertising costs and general overhead.

     All expenses in the year 2000 compared to 1999 are significantly higher in absolute amounts. The increase was mainly due to the acquisitions we made throughout the year, including the implementation of our accounting and administrative procedures in the new acquisitions as well as the implementation of our auction strategy and inventory procurement models. The effective development of internal control and inventory procurement systems takes time, and additional costs were incurred and redundancies were experienced in implementing these programs. We now believe that we have effective control over these systems and do not expect excess costs of inventory or accounts receivable write downs in the future.

     Significant operating expenses incurred during 2000 included $460,545 for repairs and maintenance for premises we occupy in Surrey, British Columbia and in Coquitlam, British Columbia. We also wrote-down or wrote-off $781,505 in bad debts representing non-collectible accounts from the start up of our retail store and acquisitions. We no longer accept credit in our retail outlets. Operating expenses also included the amortization of goodwill and capital assets totaling $965,066. We eventually wrote down goodwill and capital assets totaling $3,588,019 in the fourth quarter of 2000.

     GROSS PROFIT. Cost of goods sold were $8,866,530 for the year ended December 31, 2000 as compared to $582,346 for the year ended December 31, 1999. Gross profit was $1,780,683 or 16.7% of total revenue for the year ended December 31, 2000 as compared to $316,104 or 35.2% of total revenue for the year ended December 31, 1999. The gross margin for 2000 was lower than expected as we realized significant write-downs of inventory related to the start up of our auction businesses and acquisitions.

     NET LOSS. We had a net loss of $11,837,363 or $0.58 per share for the year ended December 31, 2000 as compared to $1,339,492 or $0.10 per share for the year ended December 31, 1999. The net loss is attributable to costs associated with our growth, start-up costs and the costs of developing our business and technologies.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Since 1999, we have funded our activities principally from cash flow generated from operations and the private placement of our common stock. At this time we are not aware of any trends, nor are we subject to any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in our liquidity increasing or decreasing in any material way.

QUARTER  ENDED  MARCH  31,  2002  COMPARED  TO  THE QUARTER ENDED MARCH 31, 2001

     Our working capital position at March 31, 2002 was a negative of $3,458,147 as compared to having working capital of $540,600 at March 31, 2001. This significant decrease in working capital arises from recording as a current liability our obligation totaling $2,841,759 to the shareholders of iCollector PLC, which arose from our acquisition of iCollector PLC. At March 31, 2002 we had cash and cash equivalents of $526,861 as compared to $1,299,891 at March 31, 2001, accounts receivable of $272,618 as compared to $547,506 at March 31, 2001, inventory of $279,205 as compared to $357,628 at March 31, 2001, and prepaid expenses of $121,399 as compared to $217,229 at March 31, 2001. The decrease in overall working capital results from the sale of Johnston's Surplus Office Systems Ltd. and a general decline in the level of our auction business. We anticipate that trade accounts receivable and inventory may increase during the remainder of fiscal 2002 as we increase the number and frequency of our auctions and as we expand our business operations. Cash flow used for operating activities required $277,501 during the quarter ended March 31, 2002 as compared to $143,147 for the quarter ended March 31, 2001. We anticipate that cash will remain constant for 2002 until our auction houses become profitable. Our cash resources may decrease if we complete additional acquisitions during 2002, or if we are unable to maintain positive cash flow from our business through 2002. We intend to continue our acquisition program only if additional financing is available.

     Cash flows from investing activities during the quarter ended March 31, 2002 generated $100,000, while cash flows from investing activities during the quarter ended March 31, 2001 generated $17,496. The only investing activities during the quarter ended March 31, 2002 involved the repayment of a note receivable.

     Net cash flows used in financing activities during the quarter ended March 31, 2002 was $846 as compared to net cash flows used in financing activities during the quarter ended March 31, 2001 of $2,173. The only financing activities during the quarter ended March 31, 2002 involved payments on the principal portion of the promissory note on our Scottsdale, Arizona property.

     We have reduced our operating and capital budget from $1 million, as stated in our 2001 annual report, to $750,000. We intend to concentrate our resources on achieving profitability during 2002. Management has currently suspended our acquisition and expansion plans until additional financing is available on acceptable terms and has reduced budgeted expenditures related to development and technology upgrades. We believe that revenues from our operations and current working capital will be sufficient to satisfy our working capital needs for the remainder of 2002.

YEAR  ENDED  DECEMBER  31,  2001  COMPARED  TO  THE YEAR ENDED DECEMBER 31, 2000

     We had a deficiency of $3,349,317 in working capital at December 31, 2001 as compared to $542,069 at December 31, 2000. At December 31, 2001 we had cash and cash equivalents of $673,829 as compared to $1,376,814 at December 31, 2000, accounts receivables of $105,468 as compared to $864,296 at December 31, 2000, inventory of $257,832 as compared to $302,767 at December 31, 2000, and prepaid expenses of $227,745 as compared to $113,750 at December 31, 2000. Current assets were lower than the previous year as a result of the sale of Johnston's Surplus Office Systems Ltd. and a general decrease in the number and size of the auctions we conducted. We anticipate that trade accounts receivables and inventory may increase during the year 2002 if we are able to increase the number and frequency of our auctions and if we can expand our business operations. Cash flows used for operating activities required $520,862 during the year ended December 31, 2001 as compared to $5,217,667 during the year ended December 31, 2000.

     We are restructuring our operations to conserve cash and reduce expenses. Our cash resources may decrease if we complete additional acquisitions during 2002, or if we are unable to maintain positive cash flow from our business through 2002. We intend to continue our acquisition program only if additional financing is available.

     Cash flows used for discontinued operations required $85,574 during the year ended December 31, 2001, as compared to $0 during the year ended December 31, 2000. Both Johnston's Surplus Office Systems Ltd. and Warex Supply Ltd. were discontinued during 2001.

     Cash flows used for investing activities during the year ended December 31, 2001 required $54,274, relating primarily to the net cash component of acquiring additional computer hardware and the proceeds from the disposition of Johnston's Surplus Office Systems, Ltd. as compared to $3,569,790 during the year ended December 31, 2000, relating primarily to our purchase of Johnston's Surplus Office Systems Ltd., Ehli's Commercial/Industrial Auctions, Inc. and Jarvis Auctions. Cash flows used for financing activities during the year ended December 31, 2001 were $24,701 consisting of repayment of a promissory note and share issuance costs in relation to the acquisition of iCollector PLC, as compared to cash flows provided by financing activities of $10,257,930 relating primarily to the issuance of common stock.

     Our operating and capital budget for the year ending December 31, 2002 is approximately $750,000, to be used primarily for expansion of our inventories, developing and upgrading our technologies, launching a marketing campaign in the United States and Canada, and purchasing additional servers and operating systems. If we are unable to raise additional financings, then our operating and capital budget will be neutral and the only cash expended will be those raised from operations.

SUMMARY  OF  CAPITAL  BUDGET

     Set forth below is our estimated capital budget for the remainder of the fiscal year ending December 31, 2002:

              Marketing                            $   250,000
              Ongoing research and development         200,000
              Expansion of inventories                 200,000
              Servers and operating systems            100,000
                                                  ------------
              REQUIRED CAPITAL:                       $750,000

     As of December 31, 2001, we had a working capital deficit of approximately $3.35 million, including current liabilities related to deferred compensation notes in the principal amount of $2.7 million issued in connection with our acquisition of iCollector PLC. These deferred compensation notes are convertible at our option into common shares at $1.43 per share, subject to shareholder approval. We intend to convert these notes into shares if we cannot raise additional capital on acceptable terms to fund payment of the notes.

     In the event we determine that we may be unable to meet our on-going capital commitments, we plan to sell certain non-essential assets, including our property located in Scottsdale, Arizona. In addition, we may take some or all of the following actions:

-     postpone  expenditures  on  research  and  development;

-     reduce  sales  and  marketing  expenditures;

- reduce general and administrative expenses through lay offs or consolidation of our operations;

-     suspend  operations  that  are  not  economically  profitable;  or

-     sell  assets,  including  licenses  to  our  technologies.

                                  OUR BUSINESS

OVERVIEW

     We were incorporated under the laws of the state of Florida as J. B. Financial Services, Inc. on September 30, 1996. We changed our name to Ableauctions.com, Inc. on July 19, 1999. From the date of our incorporation until August 24, 1999, we had no material business and no material revenues, expenses, assets or liabilities.

     Our shares began trading on the OTC Bulletin Board under the symbol "ABLC" on July 21, 1999 and on the American Stock Exchange under the symbol "AAC" on June 29, 2000. Our shares are also listed on the Third Market Segment of the Zetradax of the Frankfurt Stock Exchange.

     On August 24, 1999, in consideration of shares of our common stock and cash, we acquired all of the assets and the business operations of Able Auctions
(1991) Ltd., a British Columbia corporation engaged in the business of auctioning used equipment, office furnishings and equipment, and other merchandise, by acquiring all of its issued and outstanding common shares from Dexton Technologies Corporation, a British Columbia corporation.

     Our primary business activity is as a business-to-business and consumer auctioneer. We are an early stage company and we have developed our business through the acquisition of auction houses in the United States and Canada. We conduct our auctions live and simultaneously broadcast approximately 6 auctions, which comprises approximately 20% of our auctions, over the Internet. Generally, we acquire the merchandise we auction through bankruptcies, insolvencies and defaults.

     Our business is not seasonal and is not dependent upon a single customer or a few customers.

     Our business plan is to expand the scope of our auction business through the following:

- increasing our geographic reach by building an Internet e-commerce site over which we will eventually broadcast all of our auctions;

- expanding our auction business and operations by acquiring existing auction houses in strategic geographic locations primarily in North America;

- expanding our Internet auction business through our acquisition of iCollector, PLC;

- entering into strategic relationships with other auction houses to broadcast their auctions live on our web site for a transaction fee; and

- generating revenues from silent auctions, charity auctions, and specialty e-commerce stores on our web site.

INDUSTRY  BACKGROUND

The  Commercial  Auction  Industry

     Based on our discussions with operators of auction houses and our experience in the industry, we believe that most auction houses are regional, owner-operated businesses. Each auction house must make significant investments in real estate, personnel, inventory, and marketing for each location. Most traditional auction houses obtain their inventory locally and must contend with the logistical problems of matching supplies of available merchandise to unpredictable demand.

The  Internet  Auction  Industry

     The Internet has become an increasingly significant global interactive medium for communications, information, and commerce. Use of the Internet for business purposes has continued to grow over the past several years. According to a 1999 study by Deloitte Consulting, approximately 60% of all businesses conduct business through the Internet. The study also indicated that approximately 88% of the businesses surveyed stated that their business plans and strategies included conducting a significant amount of business over the Internet. Deloitte Consulting's survey also indicated that 90% of the respondents confirmed that eProcurement was part of their business strategy. eProcurement is the process of securing and sourcing products over the Internet by developing supplier relationships and improving purchasing effectiveness. The survey respondents indicated that 28% of the transactions in their eProcurement strategy were fulfilled through online auctions.

     Management believes that online auctions are a fast growing area of electronic commerce. According to a January 1999 survey by Jupiter Communications, the number of people in the United States participating in online auctions will grow from 1.2 million in 1998 to 6.5 million in 2002. Jupiter Communications estimates that auction buyers are projected to represent 11% of the total online shopping population in 2002. Forrester Research estimates that the total value of online auctions will grow from $1.4 billion in 1998 to $19 billion in 2003.

     Person-to-person auctions, like those conducted on eBay.com, uBid.com, and Amazon.com, currently dominate the market. However, Jupiter Communications has predicted that by 2003, business-to-consumer sales will comprise approximately 66% of total Internet auction sales, representing approximately $13 billion.

     There  are  five  models  of  online  auctions:

- EVENT-BASED LIVE AUCTIONS: Bidders participate in live auctions transmitted over the Internet in real-time. Users register to qualify as bidders to participate before the time of the auction and bid for merchandise auctioned at physical auction houses. Online bidders typically bid against bidders present at the physical locations.

- BUSINESS-TO-CONSUMER: Businesses or consumers bid on products that are listed on an auction house's web site within a set time limit. The auctioned merchandise is sold to the highest bidder.

- CONSUMER-TO-CONSUMER AUCTIONS: Sellers post merchandise on the web site in one of several categories. Hundreds of thousands of items, at all price ranges, are listed and bidders haggle directly with sellers to purchase the merchandise.

- SPECIALTY AUCTIONS: Sellers offer specific types of merchandise for auction on specialty online auctions that serve eclectic collectors or consumers interested in a special product niche.

- BUSINESS-TO-BUSINESS: Businesses offer merchandise for auction to other businesses, including items for liquidation, salvaged merchandise, excess inventory, distressed inventory, and other items offered in large lots of several hundred items.

COMPETITION

     We believe that the principal competitive factors in the auction market are:

-     reputation;

-     customer  service;

-     the  ability  to provide a variety of merchandise at an exceptional value;
      and

- the ability to attract the bidders necessary to generate the best possible prices.

     We compete with a number of companies with substantially greater financial, technical, and human resources than ours. Our competitors include large and small auction companies, dealers, and retailers, including discount retail stores, liquidation centers, and other retailers of new and previously owned merchandise.

     The used equipment and the industrial equipment auction markets are highly fragmented. The major auctioneers in these markets include Michael Fox International, an international auctioneer of industrial equipment and real estate, Ritchie Bros. Auctioneers, an international auctioneer of industrial equipment and Maynard's Auctioneers, an auctioneer and liquidator of household items, antiques, and commercial goods. We also compete with a number of smaller independent auctioneers as well as with equipment manufacturers, distributors, new or used equipment dealers, and equipment rental companies seeking to sell unwanted merchandise.

     The Internet auction industry is new, rapidly evolving, and intensely competitive, and we expect competition to intensify in the future. A variety of auction web sites are presently available on the Internet that are dedicated to facilitating person-to-person and business-to-person transactions on a bid-based format. These auction services allow sellers to post merchandise on their web sites and buyers to locate items and submit bids online. These services generally organize merchandise by categories and provide descriptions, pictures, or video clips of merchandise offered for sale.

     We compete directly with online auction services such as Leftbid, Onsale, uBid, eBay, Yahoo!, Excite, Inc., and a number of other auction based services. We potentially face competition from a number of large online communities and services that have expertise in developing online commerce and in facilitating online business-to-person interaction, including AOL, Lycos, Inc., and Microsoft Corporation.

     We believe that the following features, if we are able to fully implement all of them, may allow us to differentiate our web site from the web sites of many of our competitors:

- Live Broadcast. We broadcast live auctions from physical auction sites over the Internet in real time, which allows visitors to our web site to compete against bidders attending the live auction.

- Quality Sound and Video. We are developing technology that will provide quality video and sound to visitors and that will allow bidders to respond immediately to the auctioneer's calls.

- Commercial Goods. We intend to broadcast some live auctions that feature merchandise and equipment targeted at business or commercial buyers.

- Consumer Goods. We also intend to broadcast live auctions targeted at consumers featuring merchandise such as antiques, collectibles, furniture, household items, and other consumer goods.

- Silent and Charity Auctions. Our web site features a silent auction and, from time-to-time, charity auctions. These auctions list items that are sold to the highest bidder.

     We believe that potential bidders will save time and effort by previewing merchandise in advance of an auction using video and sound clips posted on our web site.

     We believe that our "no minimum price" policy coupled with broadcasting our auctions live on the Internet through our web site will result in a greater volume of consigned equipment and higher gross sales.

OUR  AUCTION  OPERATIONS

     We conduct physical auctions from our auction houses located in British Columbia and the states of Washington and California.

     Our  operations  in  the  United  States  include:

Ehli's Commercial/Industrial Auctions, Inc.        Tacoma and Fife, Washington
Ableauctions  (California)                         San  Francisco,  California

     Our  operations  in  Canada  include:

Able  Auctions (1991) Ltd.               Surrey, Vancouver and Coquitlam,
                                         British Columbia
iCollector  International  Ltd.          Vancouver,  British  Columbia

     During 2001, $6,704,375, or approximately 62% of our annual revenues, were derived from our Canadian operations and $4,088,844, or approximately 38% of our annual revenues, were derived from our United States operations. Currently we hold approximately 18 auctions per month; approximately 8 of these auctions are held in the United States and the remaining 10 auctions are held in Canada. During 2000 and 1999, $5,302,288 and $898,450, respectively, of our annual revenues were derived from our Canadian operations and $5,344,925 and $0, respectively, were derived from our United States operations.

     We auction up to approximately 1,200 items or lots at each auction. We receive revenues from auction fees charged to consignees who consign merchandise to be sold and from the buyer's premiums charged to purchasers of the merchandise. In auctions of consigned goods, we received gross revenues from commissions and fees of approximately $80,000 from a typical auction during 1999 and of approximately $100,000 during each of 2000 and 2001.

     The costs involved in conducting a typical auction, which average approximately $45,000, include, among other things, the costs of catalogues, insurance, transportation, auction advertising, auction site rental fees, security, temporary personnel and expenses of certain additional auction-related accounting and shipping functions. In general, we charge purchasers a buyer's premium on auction purchases equal to 10% to 15% of the hammer price of the property and sellers a commission ranging from 5% to 25% of the hammer price.

     Like most auctioneers, we do not provide any guarantee or warranty with respect to the property offered for sale at auction except as noted in our terms and conditions of sale for particular auctions. We generally auction each lot as described in our auction catalogue or on an "as is" basis.

     Under the standard terms and conditions of our auction sales, we are not obligated to pay the consignor of the property if the purchase price for the property has not been paid by the buyer. In these instances, we will hold auctioned property until we receive payment from the buyer. If the buyer defaults on payment, we may cancel the sale and return the property to the owner, re-offer the property at another auction, or contact other bidders to negotiate a private sale.

     Frequently, an owner consigning property to us will request a cash advance when the property is delivered to us and before its ultimate sale at auction or otherwise. The cash advance is in the form of a self-liquidating secured loan, using the consigned property as collateral. We are a secured party with respect to the collateral, hold a security interest in the collateral, and maintain possession of the collateral until it is sold.

     We sometimes offer potential consignors the option to sell their property to us for an amount determined by our appraisers. In an outright purchase, we establish a price that we are willing to pay for the property and, if the price is acceptable to the seller or if a price can be negotiated between us and the seller, we typically pay the purchase price in full and take possession of the property immediately. We will generally sell this property at auction with other property or, if the purchase is large, at an auction of the purchased property.

     Similarly, we also generate revenues by purchasing merchandise from a variety of sources and re-selling it at our auctions. We purchase merchandise below normal wholesale prices as a result of liquidation, generally from bankruptcy or overproduction by manufacturers. In some cases, we purchase used equipment, such as office equipment from bankrupt companies, closing businesses, or merging companies. We normally average over 50% gross margin on sales, before fixed expenses, on the sale of liquidated merchandise.

     In auctions where we own the auction merchandise, we receive all of the proceeds from the sale of the merchandise and related commissions and fees. Our gross profit from sales of our own merchandise is between 16% and 40%. During 1999 we had revenues of $829,755 from the sale of our merchandise, $8,607,230 for the year ended December 31, 2000 and $6,653,656 for the year ended December 31, 2001.

     Unlike sales of consigned property at auction, when selling our own inventory we earn a profit or incur a loss on the sale of inventory to the extent the purchase price exceeds or is less than the purchase price we paid for the inventory. Generally, we sell our inventory at public auctions. Occasionally, we may sell inventory to a customer directly without placing the inventory for sale at auction. Our goal is to sell all of our inventory as quickly and as efficiently as possible in order to achieve a high level of inventory turnover and maintain maximum liquidity.

OUR  WEB  SITE

     We launched our web site for public viewing in September 1999 and have refined our technology to broadcast live auctions over the Internet. We broadcasted our first live auction in January 2000. We currently broadcast about 6 auctions, which comprises approximately 20% of our live auctions, on the Internet.

     Our web site is designed to integrate the traditional auction with electronic commerce by offering bidders with Internet access the ability to bid at our larger auctions. We believe our system will increase the size of our auction audiences, lower our overall transaction costs, and increase interest in our auction houses and events.

     We anticipate that our web site will be attractive to business purchasers looking for difficult-to-find equipment, fixtures, office equipment, furniture and similar merchandise and to consumers looking for jewelry, consumer electronics, tools, collectibles, cameras and musical instruments. We believe that offering previews of our merchandise over the Internet will save our visitors time and increase the number of serious bidders participating in our auctions. We do not intend to offer or auction firearms, adult materials, or other potentially illegal merchandise on our web site.

     Viewers are able to conveniently preview items in advance from their homes or offices and bid on merchandise live as the auction is being conducted. Currently, we post auction previews that allow visitors to view pictures of certain merchandise prior to the auction. The users will also have the option to submit a bid on an item before it goes to auction.

     Our live auctions typically draw an average of 300 to 500 people in person, and auctions broadcasted on the Internet typically draw an average of 300 to 500 registered bidders.

     During live auctions, virtual viewers are able to see the auction in progress and follow the lots of merchandise as they are being sold. A picture of each item and the current bid is posted. Internet users are able to bid simultaneously with those attending in person and update bids at their convenience. We post bids received from the Internet on large screen monitors. Unlike eBay, Bid.com, or other web sites, we offer almost every item on an unreserved basis, meaning there is no minimum bid for the merchandise we auction. Every item we auction is physically present at the time of the auction and sold to the highest bidder.

OUR  PLAN  OF  OPERATION

     Our plan of operation is based on our operating history, our experience in the industry, our discussions with third parties, the Securities and Exchange Commission filings of our competitors and the decisions of our management.

WE PLAN TO GENERATE REVENUES THROUGH AUCTIONS AND INCREASE OUR VOLUME OF SALES BY INCREASING THE NUMBER OF LIVE AUCTIONS AT OUR EXISTING LOCATIONS.

     We will continue to operate auctions at our locations in Surrey, British Columbia, Coquitlam, British Columbia, Vancouver, British Columbia, Tacoma, Washington; Fife, Washington and San Francisco, California. We also hold auctions at customer locations in bankruptcies and insolvencies.

WE PLAN TO INCREASE REVENUES BY BROADCASTING OUR AUCTIONS ON THE INTERNET AND BY SELLING MERCHANDISE ON OUR WEB SITE.

     We launched our web site for public viewing in September 1999 and broadcasted our first live auction in January 2000. As funds become available, we will further refine the technologies related to broadcasting live auctions on our web site. If we acquire additional auction locations, our plan is to broadcast those auctions on our web site. Likewise, we intend to broadcast the auctions of other auction houses from a variety of locations throughout North America. We also intend to license our software to other auction companies and commence marketing efforts in the remainder of 2002.

IF WE OBTAIN ADEQUATE FINANCING, WE PLAN TO CONTINUE RESEARCH AND DEVELOPMENT TO IMPROVE OUR WEB SITE AND AUCTION BROADCASTING TECHNOLOGIES.

     If we obtain the financing to do so or if our operations generate enough money to do so, we plan to continue our research and development efforts to improve our web site and auction broadcasting technologies. Our plan is to refine our live auction broadcasting technologies and develop software and systems that will allow us to improve graphical presentations, the speed of our bidding process, the preview of merchandise and the method of registering bidders.

WE INTEND TO CONTINUE TO INTEGRATE THE ICOLLECTOR PLC OPERATIONS INTO OUR BUSINESS.

     Our acquisition of iCollector PLC and its restructuring in the form of iCollector International Ltd is expected to result in a number of strategic relationships with galleries, auction houses and art dealers, and a relationship with eBay to broadcast our live auctions. We believe that the acquisition of iCollector PLC will enable us to more efficiently and quickly deploy our technology to auction houses in Europe, the United Kingdom and the United States. As a result of this acquisition, we expect to realize synergies in the areas of marketing, web and Internet hosting, and Internet and software development.

RESEARCH  AND  DEVELOPMENT

     Our research and development program consists of developing technologies related to our web site and the systems required to broadcast live auctions over the Internet. We spent $526,787 as of December 31, 1999 and approximately $1,000,000 as of December 31, 2000 on expenses related to research and development, including consulting fees, technical fees, development of our data base management technologies, research and development of our graphic and video broadcasting technologies, systems design and testing, and other technological aspects of our web site.

     Due to budgetary constraints, during 2001 we did not undertake any significant Internet research and development. We will continue developing technologies related to our web site when we are able to obtain financing or if we generate sufficient cash flows from operations.

HISTORY  OF  OUR  ACQUISITION  AND  DIVESTITURE  ACTIVITY

     Effective September 20, 1999, we hired all of the employees and acquired all of the business assets of Ross Auctioneers & Appraisers Ltd., a British Columbia based auction company, for 60,000 shares of our common stock with a fair market value of approximately $175,000.

     Effective February 29, 2000, we hired the founder, Harlan Moore, and acquired all of the business assets of Falcon Trading, Inc., a Washington based auction company, for 53,405 shares of our common stock with a fair market value of approximately $360,804.

     Effective March 20, 2000, we acquired the business assets of Mesler's Auction House of Scottsdale, L.L.C. ("Mesler's"), and real estate and a building from C&C Capital Investment, Inc., an affiliate of Mesler's. Mesler's is an Arizona based company that auctions antiques and other furniture and equipment. We paid $255,000 cash and issued 30,625 shares of our common stock with a fair market value of approximately $245,000 for the Mesler's assets. We paid $1,200,000 in cash, assumed a promissory note with an unpaid balance of $1,056,110.53 and issued 155,486 shares of our common stock with a fair market value of approximately $1,245,000 for the real property.

     Effective May 5, 2000, we hired the founder, Robert Kavanagh, and acquired all of the business assets of Auctions West Sales Corporation, a British Columbia based auction company, for 10,000 shares of our common stock with a fair market value of approximately $70,000.

     Effective May 16, 2000, we acquired all of the issued shares of Ehli's Commercial/Industrial Auctions, Inc., a Tacoma, Washington based liquidator of automobiles and industrial equipment, from Randal Ehli, the sole shareholder, for $900,000 cash and 50,000 shares of our common stock with a fair market value of approximately $350,000.

     We acquired Johnston's Surplus Office Supplies Ltd. on July 26, 2000 for $338,300 in cash and issued 68,182 shares of common stock with a fair market value of approximately $513,410.

     On July 31, 2000 we acquired Jarvis Industries Ltd. and Warex Supply Ltd. from Mr. Murray Jarvis. We paid $286,263 for Jarvis Industries Ltd., which is an auction house specializing in distress liquidations, and $145,672 and 6,900 shares of common stock with a fair market value of approximately $55,200 for Warex Supply Ltd., which supplies warehouse racking and related equipment to end users. On August 31, 2001 we sold the common stock of Warex Supply Ltd. (See, "Our Divestiture of Warex Supply Ltd.)

     On September 27, 2001, we acquired all of the issued shares of iCollector PLC. The consideration for the acquisition was as follows:

- We issued 4,150,357 shares of our common stock to the shareholders of iCollector.

- We issued non-interest bearing and unsecured promissory notes ("deferred consideration notes") in the face amount of $2,988,258, which are due to be paid on September 13, 2002. These deferred consideration notes are convertible into shares of our common stock at $1.43 per share at our sole option, subject to regulatory, listing, and shareholder approval.

- We issued non-interest bearing and unsecured promissory notes in the amount of $5,000,000, which are payable on September 30, 2002, only if iCollector satisfies certain revenue and transaction milestones during the month of

     July, 2002. These notes are convertible into shares of our common stock, at the fair market value of such shares at the date of conversion, at our sole option, subject to a minimum of 2,000,000 shares and a maximum of 3,500,000 shares in the aggregate, as well as regulatory, listing, and shareholder approval. The amount of the obligation to us in respect to the notes, if any, will be recorded at such time as the amount of such obligation can be reasonably determined. Based on its current performance, we do not believe that iCollector will be able to satisfy the revenue and transaction milestones.

     Our acquisition cost, including estimated transaction costs of $342,797, was $8,957,281.

     In November 2001 it was determined that iCollector could not sustain its operations based on its existing cash resources. iCollector then ceased operations and a restruturing plan was adopted. In January 2002 iCollector was placed into formal bankruptcy proceedings pursuant to the laws of the United Kingdom. In December 2001, and as part of a restructuring program, iCollector was recreated in Canada as iCollector International Ltd. iCollector's web site and all of the technology was rebuilt in Canada with the existing services of iCollector still being made available to our customers.

     The investment in iCollector has been written off on our financial statements for the year ended December 31, 2001 as a failed acquisition.

OUR  DIVESTITURE  OF  JOHNSTON'S  SURPLUS  OFFICE  SYSTEMS  LTD.

     Effective March 29, 2001, we agreed to dispose of all of our shares of Johnston's Surplus Office Systems Ltd. ("Surplus"). We also agreed to settle debt owed to us by Surplus in the amount of $1,191,724. The debt was settled by the issuance by Surplus to us of 1,191,724 common shares of Surplus at a deemed price of $1.00 per share. We agreed to then sell all of the issued shares of Surplus to an employee of Surplus for $380,500.

OUR  DIVESTITURE  OF  WAREX  SUPPLY  LTD.

     Effective August 31, 2001, we agreed to dispose of all of our shares of Warex Supply Ltd. to Murray Jarvis, the former owner of Warex Supply Ltd., as severance in conjunction with the termination of his employment with us. We recognized a loss of $101,245 as a result of this transaction.

OUR  CLOSURE  OF  MESLER'S  AUCTION  HOUSE  OF  SCOTTSDALE,  L.L.C.

     We originally acquired Mesler's Auction House of Scottsdale, L.L.C. to provide us with an auction facility for art, antiques and collectibles. Since our acquisition of iCollector, which has a much broader selection of items for sale as well as many more of them, we have suspended our operations in Arizona and moved our United States headquarters to Fife, Washington.

GOVERNMENT  REGULATION

     Our auction houses are generally subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. Such laws and regulations may require us to obtain a license or registration, or post a surety or bond as a precondition of doing business within the jurisdiction. In addition, applicable laws may require us to transact business and sell merchandise in accordance with specific guidelines, including the means by which we obtain our merchandise, advertise our auctions, conduct our bidding procedures, close transactions, hold client funds, and other restrictions that may vary from state to state.

     There are currently few laws or regulations that directly apply to access to, or commerce on, the Internet. It is possible that governing bodies may adopt a number of laws and regulations governing issues such as user privacy on the Internet and the pricing, characteristics, and quality of products and services offered over the Internet. It is also possible that government authorities will adopt sales or other taxes involving Internet business.

INTELLECTUAL  PROPERTY

     We have developed the majority of our software internally. We have taken measures to protect our intellectual property, ranging from confidentiality and non-disclosure agreements for contractors and employees to deploying a trans-modular development schedule where individual modules of software developed or coded by employees or contractors have no stand-alone benefits whatsoever until they are integrated with at least three independent modules.

     "Ableauctions" and "Ableauctions.com" are our trademarks, which we have registered under Canadian trademark laws and applied for registration under U.S. trademark laws, which applications are still in progress.

     We have registered the Internet domain names "ableauctions.com" and "icollector.com".

     We use copyright, trademark, service mark, and trade secret laws and contractual restrictions to protect our proprietary rights. We cannot assure you that the measures we take to protect intellectual property will prevent misappropriation of our technology or deter independent third-party development of similar technologies.

EMPLOYEES

     As of December 31, 2001 we had a total of 98 staff persons, including 40 full time employees, 12 consultants and 46 part-time and temporary employees. In addition to management, we employ auction staff, sales people, administrative staff, and development and technical personnel. From time to time, we may employ independent consultants or contractors to support our research and development, marketing, sales and support, and administrative operations.

                             DESCRIPTION OF PROPERTY

     The  location  of  our  facilities  are  as  follows.

     1963 Lougheed Hwy, Coquitlam, British Columbia, Canada - This property is leased from a company wholly-owned by our President, Abdul Ladha. The lease payments, which are at below-market rates, are $11,030 per month for a term of 10 years commencing on December 1, 1999. The building is approximately 23,000 square feet on two floors and has recently been renovated. This facility houses our Canadian management team and is a liquidation center for excess inventory.

     1055 Vernon Drive, Vancouver, British Columbia, Canada - This property is on a five-year lease that commenced on June 1, 2001. Monthly payments are $7,500 for the first two years and $8,100 for the remainder of the lease. This property is used exclusively for auctions and is approximately 15,000 square feet.

     Unit 9121 196A Avenue, Surrey, British Columbia, Canada - This property is the new location for our Surrey operation and is on a three-year lease with payments escalating from $5,800 in the first year to $6,500 in the third. This property is used exclusively for industrial auctions.

     712 Dubuque Avenue, South San Francisco, California - This property houses our California operation and is approximately 12,000 square feet. It is on a month-to-month lease with payments of $10,000.

     7303 East Earl Drive, Scottsdale, Arizona - This building was used for our Arizona operations. We have since ceased operations from that location and the building has been listed for sale. This property is encumbered by a mortgage with a principal balance due of $1,050,000.

     1222 46th Avenue, Fife, Washington - This property was recently leased on a five year term with monthly payments of $15,600 in the first year, $16,600 in the second and third year, and $17,600 in the fourth and fifth year. We also pay the operating costs and property taxes on this facility. This facility is approximately 40,000 square feet located on six acres of fenced property. It is our main corporate office.

     We believe our properties are suitable and adequate for our business as it is currently conducted.

                                LEGAL PROCEEDINGS

     We are not a party to any material legal proceeding, nor to the knowledge of management, are any legal proceedings threatened against us. From time to time, we may be involved in litigation relating to claims arising out of operations in the normal course of business.

                       MARKET PRICE FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

     Our common stock commenced trading on the American Stock Exchange on June 29, 2000 under the symbol "AAC." Prior to June 29, 2000, our common stock was quoted on the NASD Over-the-Counter Bulletin Board from July 21, 1999 to June 28, 2000 under the symbol "ABLC." The following table shows the high and low closing sale prices for our common stock as reported by the American Stock Exchange and the high and low bid price for our common stock as reported by the NASD OTCBB for the periods indicated. The high and low bid prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


QUARTER ENDED                    2001
                          -------------------
                            HIGH        LOW
                          --------   --------
March 31                   $ 4.40      $3.00
June 30                    $ 3.05      $1.30
September 30               $ 2.25      $0.95
December 31                $ 2.00      $0.65

QUARTER ENDED                    2000
                          -------------------
                            HIGH       LOW
                          --------   --------
March 31                   $10.44      $4.12
June 30                    $ 8.12      $5.50
September 30               $ 9.50      $3.62
December 31                $ 4.75      $2.87


     There were 627 record holders of our common stock as of May 24, 2002. As of May 24, 2002, the last sale price of our common stock was $0.49 per share.

     We have not paid dividends on our common stock since our inception. It is currently our policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on our common stock in the foreseeable future.

     We currently have outstanding four warrants to purchase a total of 1,550,000 of our common stock. All of the warrants are held by the selling shareholders. Three of the warrants have an exercise price of $1.43 per share and the fourth warrant has an exercise price of $0.40 per share. Three of the warrants have five year terms and the fourth warrant has a term of one year.

     As of May 24, 2002 there were 25,843,065 shares of our common stock outstanding. Of these shares, 13,085,793 are freely tradable and 12,757,272 are restricted securities. With the exception of the shares of common stock held by the selling shareholders, we have not agreed to register any shares of our restricted common stock in this offering. The shares of restricted common stock currently outstanding may be sold pursuant to Rule 144 under the Securities Act.

                             SELECTED FINANCIAL DATA

     The selected financial data presented below for the years ended December 31, 2001, 2000, 1999 and 1998 are derived from our audited consolidated financial statements included elsewhere in this prospectus and the financial statements for the three months ended March 31, 2002 and 2001 have been derived from our unaudited financial statements. You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included elsewhere in this prospectus.



                                                                                         Three  Months
                                                                                             Ended
                                        Year  Ended  December  31,                          March  31,
                              1998          1999          2000           2001           2001          2002
Statement of Operations
Data

Revenue                    $        0   $   898,450   $ 10,647,213   $ 10,793,219   $ 2,316,278   $ 2,699,758
Total Costs and Expenses          944     2,237,942     22,484,576     22,227,248     2,770,063     3,067,999
Net (Loss)                       (944)   (1,339,492)   (11,837,363)   (11,434,029)  $  (435,785)  $  (368,241)
Net Income (Loss) Per
 Share                     $        0   $     (0.10)  $      (0.58)  $      (0.52)  $     (0.02)  $     (0.01)
Weighted Average
 Number of Common
 Shares Outstanding         6,250,000    13,228,082     20,250,395     21,885,020    20,976,661    25,127,020

                                                                                      At
                                         At  December  31,                         March  31,
                               1998      1999        2000         2001         2001         2002
Balance Sheet Data

Cash and cash equivalents     $   0   $        0  $1,376,814  $   673,829   $1,299,891  $   526,861
Working capital (deficiency)   (944)     489,207     542,069   (1,349,317)     540,600   (3,458,147)
Total assets                      0    2,761,799   6,963,051    4,147,746    6,314,024    3,901,109
Total liabilities               944      338,622   3,159,250    5,650,330    2,949,404    5,688,005
Shareholders' Equity          $(944)  $2,423,177  $3,803,801  $(1,502,584)  $3,364,620  $(1,786,896)

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On November 8, 2000, we dismissed Davidson & Company, Chartered Accountants as our auditor and appointed Shikaze Ralston Tam Kurozumi, Chartered Accountants, of Vancouver, British Columbia, Canada.

     Davidson & Company have not been associated with any of our financial statements subsequent to the quarter ended June 30, 2000. The change in independent auditors was effective for the fiscal year ended December 31, 2000, was approved by our Board of Directors, and was not due to any disagreement between us and Davidson & Company, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Our financial statements for the fiscal year ended December 31, 1999 contain no adverse opinion or disclaimer of opinion and have not been qualified or modified as to audit scope or accounting opinion. The report for 1999 contained a comment related to the uncertainty of Ableacutions continuing as a going concern.

     During the period prior to and preceding the change in independent auditors, there were no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Davidson & Company would have caused them to make reference thereto in their report on our financial statements for the period. We have authorized Davidson & Company to respond fully to any subject matter of any potential disagreement with respect to our financial statements.

     On February 12, 2002, Shikaze Ralston Tam Kurozumi, Chartered Accountants resigned and on February 12, 2002, Morgan & Company, Chartered Accountants, was appointed as our independent certified public accountant.

     Shikaze Ralston Tam Kurozumi, Chartered Accountants have not been associated with any of our financial statements subsequent to September 30, 2001. The change in independent auditors was effective for the fiscal year ended December 31, 2001, was approved by our Board of Directors, and was not due to any disagreement between us and Shikaze Ralston Tam Kurozumi, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Our financial statements for the fiscal year ended December 31, 2000 contain no adverse opinion or disclaimer of opinion and have not been qualified or modified as to audit scope or accounting opinion. The report for 2000 contained a comment related to the uncertainty of Ableauctions continuing as a going concern.

     During the period prior to and preceding the change in independent auditors, there were no disagreements with Shikaze Ralston Tam Kurozumi, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Shikaze Ralston Tam Kurozumi, Chartered Accountants would have caused them to make reference thereto in their report on our financial statements for the period. We have authorized Shikaze Ralston Tam Kurozumi, Chartered Accountants to respond fully to any subject matter of any potential disagreement with respect to our financial statements.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISKS

     We believe that we do not have any material exposure to interest or commodity risks. We are exposed to certain economic and political changes in international markets where we compete, such as inflation rates, recession, foreign ownership restrictions, domestic and foreign government spending, budgetary and trade policies and other external factors over which we have no control.

     Our financial results are quantified in U.S. dollars but a majority of our obligations and expenditures with respect to our operations are incurred in Canadian dollars. Although we do not believe we currently have any materially significant market risks relating to our operations resulting from foreign exchange rates, if we enter into financing or other business arrangements denominated in currency other than the U.S. dollar or the Canadian dollar, variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

     We currently have no material long-term debt obligations other than a promissory note, with interest at 9% per annum, repayable at $8,569 per month including principal and interest, due July 24, 2028. The promissory note is secured by a mortgage on our Scottsdale property. We do not use financial instruments for trading purposes and we are not a party to any leverage derivatives.
                                   MANAGEMENT

     The following table sets forth certain information regarding our directors, executive officers, and key employees:

NAME                            AGE       POSITION
-------------------------------------------------------------------------------------------------------------
Abdul Ladha(1)                  40     Director, President, and Chief Executive Officer

Ron Miller                      41     Chief Financial Officer and Vice-President

Jeremy Dodd                     34     Secretary-Treasurer, Chief Operating Officer of our
                                       operating Subsidiary

Barrett Sleeman, P.Eng.         61     Director

Dr. David Vogt                  45     Director

Michael Boyling                 45     Director

Randal Ehli                     45     Director and Subsidiary Vice-President,
                                       Northwest Auctions

Dan Bouchard                    40     Vice-President, U.S. Operations

Robert Kavanagh                 40     Subsidiary Vice-President, Insolvency Division

     The principal occupation and employment during the past five years, and other biographical information, for each of our directors and executive officers is as follows:

ABDUL  LADHA,  DIRECTOR,  PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER

     Abdul Ladha has been a director, and our President and Chief Executive Officer since August 24, 1999. In addition, Mr. Ladha is President of all of our wholly owned subsidiaries. Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia. Prior to becoming our President and Chief Executive Officer, Mr. Ladha was President, Chief Executive Officer, and a director of Dexton Technologies Corporation from December 1994 to July 2001. Dexton Technologies Corporation engages in developing and providing web-based business solutions to small and mid-size retail and business-to-business customers, markets and sells personal computer hardware and network systems to corporate and retail customers, and provides computer training and after-sales upgrade and support services. In 1997, Dexton Technologies Corporation acquired Able Auctions (1991) Ltd., which it sold to Ableauctions on August 24, 1999.

     Mr. Ladha is the Executive Director of the Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada's technological entrepreneurs sponsored by the University of British Columbia, Simon Fraser University, the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

BARRETT  E.G.  SLEEMAN,  P.ENG.,  DIRECTOR

     Barrett Sleeman, a director since August 24, 1999, is a professional engineer. He has also been a director of Crystal Graphite Corporation, a graphite property development company, since February 1999. From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company. From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts. Mr. Sleeman also served as a director of Java Group Inc., an oil and gas company, from November 1997 to March 2000. Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

DR.  DAVID  VOGT,  DIRECTOR

     Dr. David Vogt, a director since April 17, 2000, is a scientist and knowledge engineer. An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada's largest public science center. With the development in 1993 of a "virtual science center" to support educational outreach, Dr. Vogt shifted his focus to explore the acquisition of knowledge using new media technologies. Dr. Vogt is a founding executive of Brainium.com, an innovative online educational publishing company. Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market. The award winning "Science Brainium", located at www.brainium.com, is an online intermediate science resource currently reaching 7,000 schools internationally. Dr. Vogt has been Vice President, Business Development of Brainium Technologies Inc. since 1996.

     In 1977 Dr. Vogt received an undergraduate degree in Physics and Astronomy from the University of British Columbia and in 1978, also from the University of British Columbia, he received a degree in English Literature. He received an interdisciplinary Ph.D. in information science and archaeoastronomy from Simon Fraser University in 1990. Dr. Vogt was also founding director of the British Columbia Shad Valley Program, Chairman of the CBC Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

     Dr. Vogt's professional associations include membership on the Software and Information Industry Association Content Board and sub-committee on Distance Learning, a technology planning committee for Ronald McDonald Houses International, the Education Committee for the Vancouver Foundation, British Columbia's Information Technology Advisory Board, and the Board for Science World.

MICHAEL  BOYLING,  DIRECTOR

     Mr. Boyling, a director since January 1, 2002, is the President of Boyling, Feltham, Rogers & Associates Inc. (BFR), an insurance and financial services company based in Vancouver, British Columbia with regional offices in Edmonton, Alberta, Calgary, Alberta and Winnipeg, Manitoba. BFR's business focuses on providing insurance and financial services to high net worth individuals and medium sized companies.

     Mr. Boyling also owns West Coast Global Equity/Ventures Inc., an international consulting company whose main focus is international financing and investing. He has provided services as a consultant and broker to international construction companies as well as to a foreign government agency, arranging equity and debt financing.

     Prior to founding BFR, Mr. Boyling was employed in the insurance and financial services industry, where he occupied the positions of Regional Sales Manager and International Sales Manager.

     Mr. Boyling also served with the Canadian Military (Army) from the age of 17 to the age of 38.

RON  MILLER,  C.A.,  C.B.V.  -  VICE-PRESIDENT  AND  CHIEF  FINANCIAL  OFFICER

     Mr. Miller joined us on August 1, 2000 and assumed the role of Vice President of Operations and Chief Financial Officer. He is a Chartered Business Valuator and Chartered Accountant. He was a supervisor of the Business Valuation Group at Coopers & Lybrand from 1988 to 1991, a partner at Shikaze Ralston, Chartered Accountants from 1993 to 1998, a partner at Miller Teasley, a business valuator and mergers and acquisitions advisor, and most recently, the Chief Financial Officer of Compec Industries, a large multi-national public plastics company. From the period 1998 through July 31, 2000, Mr. Miller was the Chief Financial Officer of Comptec Industries Ltd.

JEREMY  DODD  -  SECRETARY-TREASURER  AND  CHIEF  OPERATING  OFFICER

     Jeremy Dodd was appointed our Secretary and Treasurer on September 15, 1999. He began his career with Able Auctions Liquidators Limited in 1986. Five years later, he bought Able Auctions Liquidators Limited and formed Able Auctions (1991) Ltd., where he served as President from November 1993 to April 1998 and Secretary and a director from July 1991 to April 1998. In March 1998, he sold Able Auctions (1991) Ltd. to Dexton Technologies Corporation. Mr. Dodd has directed the operations of Able Auctions (1991) Ltd. and its transition to becoming an Internet broadcaster of auctions. Mr. Dodd was appointed Vice President of Operations of Able Auctions (1991) Ltd. on August 24, 1999. Mr. Dodd is an auctioneer and bailiff by trade and has conducted over 1,000 live auctions from Montreal to San Francisco.

RANDAL  EHLI  -  DIRECTOR AND SUBSIDIARY  VICE-PRESIDENT

     Randal Ehli is a third generation auctioneer with over 24 years of experience in conducting auto auctions, personal property and major consignment auctions. He graduated from the Reish World Wide College of Auctioneering in 1980, the Auction Marketing Institute in 1993, and Auction Marketing Institute's appraisal program in 1997. Mr. Ehli was President of Ehli's Commercial/Industrial Auctions, Inc. in Tacoma, Washington until May 2000, when he sold all of the shares of Ehli's Commercial/Industrial Auctions, Inc. to Ableauctions.com (Washington) and was appointed its Vice-President, Northwest Auctions. He was appointed Vice-President of Ableauctions.com (Washington) on March 12, 2001. He was appointed a director in May 2002.

     Mr. Ehli was formerly the president of the following entities and associations: Washington Auctioneer's Association; Sales and Marketing Executives of Tacoma; P.R.I.D.E., which runs one of the largest charity auctions in Tacoma, Washington; Clear Lake Homeowners' Association, which had 1500 members; and Tanglewilde Park Association. In addition, Mr. Ehli developed one of the first auction software packages (Auctionware) in 1982, and Ehli's Commercial/Industrial Auctions, Inc. was one of the first auction companies to begin using the Internet to advertise auctions.

DAN  BOUCHARD  -  VICE-PRESIDENT,  U.S.  OPERATIONS

     Mr. Bouchard joined us in November 1999 when he was appointed Vice-President, U.S. Operations. Since the early 1980s, Dan Bouchard co-founded or was employed by companies that were predecessors of Able Auctions (1991) Ltd. In 1991, Mr. Bouchard co-founded Able Auctions (1991) Ltd. with Jeremy Dodd, our Secretary and Chief Operating Officer. Mr. Bouchard was President of Able Auctions (1991) Ltd. from May 1991 to November 1993. Since 1993, Mr. Bouchard has been President of Trident Management (1993) Ltd., which is a management company specializing in shopping center leases and which manages 14 Trident Keymart locations in major shopping centers in western Canada. In 1996, Mr. Bouchard founded Trident Vending Corp., which supplies Canada Post Corporation with stamp vending machines, and Bouchard Management Inc., which is a management company that provides retail and general business consulting services to various companies.

BRETT  JOHNSTON  -  SUBSIDIARY  VICE-PRESIDENT,  CALIFORNIA  OPERATIONS

     Brett Johnston has been an independent business owner for 20 years. In July 2000, we acquired Johnston's Surplus Office Supplies Ltd., a company located in Vancouver, British Columbia of which Brett Johnston was a major shareholder, director and officer. Subsequent to this acquisition, we asked Mr. Johnston to relocate to California to start up our operations there. As the former owner or partner in 20 diverse businesses, Mr. Johnston has developed a wide range of business skills and experience. Mr. Johnston has twice been nominated for the prestigious Entrepreneur of the Year Award in recognition of his abilities with business start-ups. Mr. Johnston's university education is in Forest Engineering and Economics.

     Each of our directors is elected for a period of one year at our annual meeting of shareholders and serves until the next annual meeting or until his successor is duly elected and qualified. The executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

                             EXECUTIVE COMPENSATION

     The table below shows, for the fiscal years ended December 31, 2001, 2000 and 1999, the compensation paid to our Chief Executive Officer and the four most highly paid executive officers serving at December 31, 2001 whose total annual compensation exceeded $100,000. These officers are referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                           Other
                                                           Annual   Securities    All Other
                                                           Compen-  Underlying    Compen-
                                           Salary   Bonus  Sation   Options/      Sation
  Name And Principal Position    Year(1)     ($)     ($)     ($)     Sars(2)       ($)(3)
                                 -------     ---     ---             -------       ------
Chief  Executive  Officer
Abdul Lahda                        2001      ---     ---  154,949(4)    ---          ---
Director, CEO and                  2000      ---     ---  154,949(4)    ---          ---
                                      -39-

President from August 24,
1999 to present                     1999     ---      ---  51,650(4)   500,000       ---

Douglas McLeod                      2001     ---      ---     ---       ---          ---
President, June 22, 1999 to
August 24, 1999                     2000     ---      ---     ---       ---          ---
                                    1999     ---      ---     ---       ---          ---

James Bailey                        2001     ---      ---     ---       ---          ---
President, September 30, 1996 to    2000     ---      ---     ---       ---          ---
June 22, 1999                       1999     ---      ---     ---       ---          ---

OTHER  EXECUTIVE  OFFICERS

Jeremy Dodd                         2001    96,843    ---     ---       ---        11,622
Secretary-Treasurer                 2000   100,000    ---     ---       ---          ---
COO                                 1999    55,000  66,666    ---     200,000        ---

Randal Ehli                         2001   110,004    ---     ---       ---        12,000
Vice-President, Subsidiary          2000    90,000    ---     ---      80,000        ---
                                    1999     ---      ---     ---       ---          ---

Brett Johnston                      2001   124,992    ---     ---       ---          ---
Vice-President, California          2000    62,500    ---     ---    100,000         ---
Operations                          1999     ---      ---     ---       ---          ---


(1)     Year  ended  December  31
(2)     No  SARs  were  granted  in  1999,  2000,  or  2001
(3)     Car  allowance
(4)     Management  fees

EQUITY  INCENTIVE  PLANS

Ableauctions.com,  Inc.  1999  Stock  Option  Plan
--------------------------------------------------

     On October 14, 1999 our Board of Directors adopted, and our shareholders approved, the Ableauctions.com, Inc. 1999 Stock Option Plan. Our Board of Directors administers the Plan. We have set aside 3,000,000 shares of our common stock to use for awards made pursuant to the Plan. Under the Plan, we may grant options to employees or others who render services to us, including officers, directors, consultants and agents. The term of the Plan is 10 years. If an option is classified as an "incentive" option, the option exercise price per share must be the fair market value of the underlying common stock on the date of grant, unless the grant is made to a person who owns more than 10% of our common stock, in which case the exercise price will be 110% of the fair market value of the underlying common stock on the date of grant. If the option is not an incentive option, commonly known as a non-qualified option, the Board of Directors determines the price at which the option may be exercised. Incentive options granted to persons who own less than 10% of our common stock have terms of 10 years. Incentive options granted to persons who own 10% or more of our common stock have terms of five years. The term for non-qualified options is also 10 years. The Board of Directors may grant the options subject to vesting conditions. Vesting conditions may include continued service or performance objectives. Vested options may be terminated immediately if the option holder's employment is terminated for cause, after three months if the option holder's employment is terminated for any reason other than cause, disability or death, and after one year if the option holder's employment is terminated due to death or disability. Options are not freely transferable. Options may be transferred only in certain limited circumstances, such as death or pursuant to a qualified domestic relations order.

Ableauctions.com,  Inc.  2002  Consultant  Stock  Plan
------------------------------------------------------

     On May 28, 2002 our Board of Directors adopted the Ableauctions.com, Inc. 2002 Consultant Stock Plan. The purpose of this Plan is to allow us to compensate consultants, who do not perform services for us as directors, officers or employees, with common stock or options to purchase common stock. The Plan is administered by our Board of Directors. We have set aside 2,500,000 shares of our common stock to use for awards made pursuant to the Plan. Under the Plan, recipients of awards can receive options to purchase common stock, shares of common stock, or shares of common stock subject to vesting conditions such as performance goals. Shares of common stock may be granted as a "bonus" or "reward" for services rendered, as compensation or in consideration of payment of a purchase price. If the common stock is granted in consideration of payment of a purchase price, the purchase price may not be less than 85% of the fair market value of the common stock on the date of grant. If the shares of common stock are purchased by an award recipient, but the common stock is granted subject to vesting conditions that are not attained, we may require the recipient to sell the common stock to us at the higher of the original purchase price or the fair market value of the common stock or at the original purchase price. If we require the recipient to sell the common stock to us at the original purchase price, our right to purchase the common stock will lapse at the rate of 20% per year over a period of five years from the date of grant. The number of shares of common stock granted pursuant to an option will be adjusted as a result of stock dividends or subdivisions, or in the event of a capital reorganization or reclassification of common stock not involving the consolidation, merger, combination or exchange of shares with another entity.

OPTION  GRANTS  IN  THE  LAST  FISCAL  YEAR

     During the fiscal year ended December 31, 2001, no options to purchase our common stock were granted to the named executive officers.

AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR AND FISCAL YEAR-END OPTION
VALUES

     During the fiscal year ended December 31, 2001, none of the named executive officers exercised options to purchase shares of our common stock.

REPORT  OF  THE  BOARD  OF  DIRECTORS  ON  EXECUTIVE  COMPENSATION

     During 2001, the Board of Directors was responsible for establishing our compensation policy and administering the compensation programs for our executive officers.

     General. During the year 2001, it was the responsibility of the Board of Directors to establish specific awards under our stock option plan and to determine the compensation for our executive officers. Executive compensation can include salary, bonus, and option grants as well as other perquisites that vary with the level of responsibility.

     In determining the compensation for a particular executive officer, the Board of Directors was guided in the year 2001 by the following objectives:

- attracting and retaining officers by maintaining competitive compensation packages; and

-     motivating  officers  to achieve and maintain superior performance levels.

     The Board of Directors believes that total compensation for executive officers should be sufficiently competitive with compensation paid by companies of similar size and market place position. Corporate performance was also a factor that was considered by the Board of Directors when determining compensation.

     Base Compensation. Base pay is baseline cash compensation and is determined by market forces. The Board of Directors sets base pay based on what it believes is comparable to compensation paid by companies of similar size and market place position.

     Annual Cash Bonuses. The Board of Directors, in its sole discretion, may approve the payment of bonuses from time to time to our employees, including our executive officers, as an incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus and what the amount of the bonus should be is based upon a subjective analysis of the executive's level of responsibility and performance of duties, and also takes into consideration other types and amounts of compensation paid to the executive, such as commissions.

     Long-term Stock Ownership Plans. During the 2001 fiscal year we had one active stock plan in place, the Ableauctions.com, Inc. 1999 Stock Option Plan. Through the Plan, we have the ability to grant incentive stock options and non-qualified stock options to, among others, our employee-directors, officers and employees. The grant of options is intended to create a more productive workforce by acting as an inducement for long-term employment, thereby lending stability to our employee base and encouraging more long-term productivity by our employees as they see their efforts translate into greater share value.

COMPENSATION  OF  CHIEF  EXECUTIVE  OFFICER

     We paid $154,949 in management fees to Abdul Ladha, our Chief Executive Officer, during our 2001 fiscal year. These fees were based on services rendered to us by Mr. Ladha in developing our business strategy and in implementing our business plan and Internet strategy. Mr. Ladha was not paid a bonus nor was he granted stock options during the 2001 fiscal year.

DEDUCTION  LIMIT  FOR  EXECUTIVE  COMPENSATION

     The Board of Directors has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Board of Directors will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

EMPLOYMENT  CONTRACTS

     We have entered into the following employment agreements with named executive officers:

ABDUL  LAHDA,  CHIEF  EXECUTIVE  OFFICER  AND  PRESIDENT

     In April 2001 we entered into an employment agreement with our Chief Executive Officer and President, Mr. Abdul Lahda. The agreement has no specific term, but will not terminate unless Mr. Lahda dies or becomes permanently disabled, we and Mr. Ladha agree to terminate the agreement or Mr. Lahda commits an act that would give us cause to terminate the agreement. We and Mr. Lahda may also terminate the agreement on notice. If Mr. Lahda chooses to terminate the agreement, he must give us 90 days notice. If we choose to terminate the agreement, we must give Mr. Lahda the greater of one year's notice or a period of time equal to two months for every one year Mr. Lahda was employed by us. By signing the agreement Mr. Lahda agreed that he would not compete with us for a period of one year following the termination of his employment, that he would not solicit our customers and that all works he created as our employee would be considered works for hire.

     In exchange for his agreement to serve as our Chief Executive Officer and President, we will grant to Mr. Lahda an option to purchase 1,000,000 shares of our common stock. We are currently negotiating the terms of the option agreement.

JEREMY  DODD,  CHIEF  OPERATING  OFFICER

     Under an agreement dated January 1, 2000, our subsidiary, Able Auctions
(1991) Ltd., employs Jeremy Dodd to act as Chief Operating Officer, to provide management services, and to oversee worldwide operations for a term of ten years. In consideration of Mr. Dodd's services, Able Auctions (1991) Ltd. will pay him an annual salary of $100,603. In addition, we may grant to Mr. Dodd, from time to time, options to purchase shares of our common stock.

RANDAL  EHLI,  VICE-PRESIDENT,  NORTHWEST  AUCTIONS

     Under an agreement dated May 16, 2000, our subsidiary, Ehli's Commercial/Industrial Auctions, Inc., employs Randal Ehli to provide management services in connection with the auction business in Washington, Oregon, Idaho, Montana, and Wyoming, and to hold the position of Vice-President, Northwest Auctions, of Ehli's Commercial/Industrial Auctions, Inc. The term of the employment agreement is three years. In consideration of Mr. Ehli's services, Ehli's Commercial/Industrial Auctions, Inc. pays him an annual salary of $110,000 and reimburses Mr. Ehli for reasonable out-of-pocket expenses. We have also granted to Mr. Ehli options to purchase a total of 80,000 shares of our common stock at the price of $6.525 per share. Finally, Mr. Ehli is also able to receive cash bonuses based on his achievement of certain gross sales or other performance targets.

BRETT  JOHNSTON,  VICE  PRESIDENT,  CALIFORNIA  OPERATIONS

     Under an agreement dated July 26, 2000, our subsidiaries Surplus Office Systems, LLC and Able Auctions (1991) Ltd. employ Brett Johnston to provide management services to Surplus Office Systems in connection with the auction business in the San Francisco Bay Area. The term of the employment agreement is three years. In consideration of Mr. Johnston's services, our subsidiaries will pay him an annual salary of $125,000, an annual bonus based on a percentage of gross sales, and will also reimburse Mr. Johnston for reasonable out-of-pocket expenses. We have also granted to Mr. Johnston an option to purchase 100,000 shares of our common stock at the price of $8.66 per share.

                           RELATED PARTY TRANSACTIONS

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     During the year ended December 31, 2001, we paid $129,770 in rent, leasehold improvements, and repairs and maintenance to Derango Resources Inc., a company controlled by Abdul Ladha. We also paid $149,781 for web site development and maintenance costs to Rapid Fusion Technologies, Inc., a subsidiary of Dexton Technologies Corporation, a company controlled by Abdul Ladha. We paid a management fee of $154,949 to Mr. Ladha, although we did not pay him a salary for his services as President and Chief Executive Officer.

     The lease payments made to Derango Resources Inc. were, and continue to be, significantly below market rates, based upon information provided to us from an independent real estate appraiser and consultant.

     Dexton Technologies Corp. was the owner of Ableauctions (1991) Ltd. and, through its wholly-owned subsidiary, Rapid Fusion Technologies, Inc., was developing software for use by Ableauctions (1991) Ltd. In order to preserve continuity in the software development, we continued to employ Rapid Fusion Technologies, Inc. as our software developer after Dexton Technologies Corp. sold Ableauctions (1991) Ltd. to J. B. Financial Services, Inc. Rapid Fusion Technologies, Inc. has been sold by Dexton Technologies Corp. and is no longer its subsidiary. None of our directors or named executive officers has an interest in Rapid Fusion Technologies, Inc. at this time, although Mr. Ladha loaned the company $100,000 and is currently one of its creditors. We will continue to employ Rapid Fusion Technologies, Inc. as our software developer. Based upon industry information, we believe that the fees paid for the development and maintenance of our website were at market rates.

     Based upon information we have regarding the auction industry and information we were able to obtain from data made publicly available by businesses earning revenues comparable to ours, we believe that the management fee paid to Mr. Ladha in lieu of salary is within the range of compensation paid to similarly situated executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 24, 2002, regarding the beneficial ownership of our common stock by any person known to us to be the beneficial owner of more than 5% of our outstanding common stock, by directors and the named executive officers, and by all of our directors and named executive officers as a group.

     The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act, common stock subject to options or warrants currently exercisable, or exercisable within 60 days, is deemed to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but such stock is not deemed to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 25,843,065 shares of common stock outstanding as of May 24, 2002, together with applicable options and warrants for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.





                                                            Amount And Nature Of
                                                          Beneficial Ownership Of   Percent Of
Name And Address                                                Common Stock         Class(1)
--------------------------------------------------------  ------------------------  -----------

The Ladha (1999) Family Trust, +5% shareholder (2)                      5,793,275       22.42%

Vallis Building, P.O. Box H.M. 247
Hamilton, HM AX, Bermuda

Eurosil Limited, + 5% shareholder                                       2,033,000        7.87%
2001 Central Plaza
18 Harbour Road
Wanchai, Hong Kong

Spyglass Financial Ltd., +5% shareholder                                1,843,444        7.13%
P.O. Box CB 13004
Nassau, Bahamas

Abdul Ladha, Director and Executive Officer                             1,500,000(3)     5.80%
7797 Jensen Place
Burnaby, B.C., Canada, V5A 2A7

Barrett Sleeman, Director                                                40,000(4)          *
P.O. Box 18111
2225 West 41st Avenue
Vancouver, B.C., Canada, V6M 4L3

Dr. David Vogt, Director                                                       0             -
3771 West 15th Avenue
Vancouver, B.C., Canada, V6R 2Z7

                                      -45-

                                                            Amount And Nature Of
                                                          Beneficial Ownership Of   Percent Of
Name And Address                                                Common Stock         Class(1)
--------------------------------------------------------  ------------------------  -----------
Michael Boyling                                                               0            -
95 - 5900 Ferry Road
Ladner, B.C.
V4K 5C3

Ron Miller, Executive Officer                                                  0            -
3260 Springhill Place
Richmond, B.C., Canada, V7E 1X2

Jeremy Dodd, Executive Officer                                           133,000(5)         *
11824 189 B Street
Pitt Meadows, B.C., Canada, V3Y 2L2

Randal Ehli, Executive Officer                                            50,000            *
1127 - 23rd Avenue Court Southwest
Puyallup, Washington 98371

Brett Johnston, Executive Officer                                         39,200            *
248 Booth Bay Avenue
Foster City, California 94404

All current directors and executive officers as a group
(9 persons)                                                           11,431,919(6)       43.22%
_________________________

*     Represents  less  than  1%.

(1) Based on an aggregate of 25,843,065 shares outstanding as of May 24 2002. Included in these calculations are shares deemed beneficially owned by virtue of the individual's right to acquire them within 60 days of the date of this prospectus that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(2) Abdul Ladha, our President, is a beneficiary of the Ladha (1999) Family Trust. Hamilton Trust Company Limited is the trustee of the Ladha (1999) Family Trust, and disclaims beneficial ownership of the 5,793,275 shares held by the Ladha (1999) Family Trust.

(3) Consists of options exercisable to acquire 1,500,000 shares of common stock within 60 days of the date of this prospectus.

(4) Consists of options exercisable to acquire 40,000 shares of common stock within 60 days of the date of this prospectus.

(5) Consists of options exercisable to acquire 133,000 shares of common stock within 60 days of the date of this prospectus.

(6) Includes (a) 50,000 shares of common stock owned of record by Randal Ehli directly; (b) 39,200 shares of common stock of record by Brett Johnston directly; (c) options exercisable to acquire an aggregate 673,000 shares of common stock within 60 days of April 8, 2002 and (d) shares held by the Hamilton Trust Company Limited as trustee of the Ladha (1999) Family Trust.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     We are authorized to issue up to 62,500,000 shares of common stock at a par value of $0.001 per share. Each shareholder is entitled to one vote for each share held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share in proportion to the percentage of their ownership all assets remaining after payment of liabilities. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

WARRANTS

     We currently have outstanding four warrants for the purchase of our common stock. The warrants were granted to three different entities and an individual.

     On April 12, 2002 we issued a warrant to purchase 1,000,000 shares of our common stock to Gemini Capital, L.L.C. at a warrant exercise price is $1.43. The term of the warrant is one year from the date of grant.

     On April 25, 2002 we agreed to issue a warrant to purchase 100,000 shares of common stock, to Pollet, Richardson & Patel, our attorneys, at a warrant exercise price is $0.40. The term of the warrant is five years.

     On May 22, 2002 we agreed to issue a warrant to purchase 100,000 shares of our common stock to Nicholas C. Fuller at a warrant exercise price of $1.43 per share. The warrant term extends to March 31, 2007.

     On June 6, 2002 we issued a warrant to purchase 350,000 shares of our common stock to Compass Investment Management Limited at an exercise price of $1.43 per share. The term of the warrant is five years from the date of grant.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The law firm of Pollet, Richardson & Patel, A Law Corporation, owns a total of 330,719 shares of our common stock, which includes the 200,000 shares of common stock being registered in this offering. Pollet, Richardson & Patel also owns a warrant to purchase an additional 100,000 shares of our common stock at $0.40 per share. Pollet, Richardson & Patel will render an opinion regarding the validity of the securities offered in this offering.

                                     EXPERTS

     Morgan & Company, Chartered Accountants, audited our financial statements at December 31, 2001 as set forth in their report. Shikaze Ralston Tam Kurozumi, Chartered Accountants, audited our financial statements at December 31, 2000, as set forth in their report, and Davidson & Company, Chartered Accountants, audited our financial statements at December 31, 1999, as set forth in their report. We have included our financial statement in the prospectus and elsewhere in the registration statement in reliance on the report of our current and former auditors, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

     This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

     No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Pursuant to our Articles of Incorporation, we will indemnify any of our officers and directors or any former officer or directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended.

     Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Articles of Incorporation contain a provision stating that no director will be liable to Ableauctions or to our stockholders for monetary damages for breach of fiduciary duty as a director. The intention of the foregoing provision is to eliminate the liability of our directors to the fullest extent permitted by Florida law.

     We also maintain policies of directors' and officers' liability insurance for the purpose of indemnification and we have entered into indemnity agreements with our directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ableauctions pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                         INDEX TO FINANCIAL STATEMENTS


         AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 2001

Auditors'  Reports                                                     F-1-F-3

Consolidated  Balance  Sheets                                          F-4-F-5

Consolidated  Statements  of  Operations                               F-6-F-7

Consolidated  Statements  of  Comprehensive  Loss                          F-8

Consolidated  Statements  of  Cash Flows                              F-9-F-10

Consolidated  Statements  of  Changes in Stockholders' Equity        F-11-F-13

Notes  to  the  Consolidated  Financial  Statements                       F-14


         UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR MARCH 31, 2002

Unaudited  Consolidated  Balance  Sheets                             F-31-F-32

Unaudited  Consolidated  Statements  of  Operations                  F-33-F-34

Unaudited  Consolidated  Statements  of  Cash Flows                  F-35-F-36

Notes  to  the  Unaudited  Consolidated  Financial  Statements            F-37

                          AUDITORS' REPORT

To the Stockholders and the Board of Directors of Ableauctions.com, Inc.


We have audited the consolidated balance sheet of Ableauctions.com, Inc. as at December 31, 2001 and the consolidated statements of operations, comprehensive loss, cash flows, and changes in stockholders' equity for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and the results of its operations and cash flows for the year then ended in accordance with United States generally accepted accounting principles.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                   "Morgan  &  Company"
March  21,  2002                                   Chartered  Accountants

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors of Ableauctions.com, Inc.

We have audited the accompanying consolidated balance sheet of Ableauctions.com, Inc. as at December 31, 2000 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Ableauctions.com, Inc. for the year ended December 31, 1999 were audited by other auditors whose report dated March 24, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Ableauctions.com, Inc. as at December 31, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the year then ended in conformity with generally accepted accounting principles of the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Ableauctions.com, Inc. will continue as a going concern. As discussed in
Note 2 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver,  Canada                  Shikaze  Ralston  Tam  Kurozumi
March  15,  2001                    Chartered  Accountants

                    INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors of Ableauctions.com, Inc.
(formerly  J.B.  Financial  Services,  Inc.)

We have audited the accompanying consolidated balance sheets of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) as at December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) as at December 31, 1999 and 1998 and the results of its operations, changes in stockholders' equity and its cash flows for the years then ended in conformity with generally accepted accounting principles of the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           Davidson  &  Company
Vancouver,  Canada                         Chartered  Accountants
March  24,  2000

                              ABLEAUCTIONS.COM, INC.
                           CONSOLIDATED BALANCE SHEET

----------------------------------------------------------------------------------
                                                              DECEMBER  31
                                                           2001          2000
----------------------------------------------------------------------------------

ASSETS

Current
 Cash and cash equivalents                            $    673,829   $  1,376,814
 Accounts receivable - trade                               105,468        864,296
 Inventory                                                 257,832        302,767
 Prepaid expenses                                          227,745        113,750
 Current portion of receivable on agreement for sale         5,421              -
                                                      ----------------------------
                                                         1,270,295      2,657,627
Note Receivable (Note 4)                                   100,000        100,000
Trademark                                                    8,788         10,638
Capital Assets (Note 5)                                  2,737,636      3,057,531
Web Site Development Costs (Note 6)                         31,027         86,353
Goodwill (Note 7)                                                -      1,050,902
                                                      ----------------------------
                                                      $  4,147,746   $  6,963,051

==================================================================================

LIABILITIES

Current

 Accounts payable and accrued liabilities             $  1,847,212   $  2,107,079
 Current portion of promissory note                          9,592          8,479
 Deferred compensation on notes (Note 9)                 2,762,808              -
                                                      ----------------------------
                                                         4,619,612      2,115,558

Promissory Note (Note 10)                                1,030,718      1,043,692
                                                      ----------------------------
                                                         5,650,330      3,159,250
                                                      ----------------------------
                                      F-4

SHAREHOLDERS' EQUITY (DEFICIENCY)

Capital Stock (Note 11)

Authorized:
  62,500,000 common shares with a par value of $0.001
Issued and outstanding:
  25,127,020 common shares at December 31, 2001
  20,976,661 common shares at December 31, 2000             25,127         20,976
Additional paid-in capital                              23,439,124     17,508,261

Deferred Option Plan Compensation                         (309,885)      (520,089)
Deficit                                                (24,618,078)   (13,184,049)
Accumulated Other Comprehensive Income (Loss)              (38,872)       (21,298)
                                                      ----------------------------
                                                        (1,502,584)     3,803,801
                                                      ----------------------------
                                                      $  4,147,746   $  6,963,051

==================================================================================

                             ABLEAUCTIONS.COM, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

--------------------------------------------------------------------------------------------------
                                                                YEAR ENDED DECEMBER 31
                                                         2001           2000          1999
--------------------------------------------------------------------------------------------------
Revenues
     Sales                                             $  6,653,656   $  8,607,230   $   829,755
     Commissions                                          4,139,563      2,039,983        68,695
                                                       -------------  -------------  ------------
                                                         10,793,219     10,647,213       898,450

Cost of Revenues                                          5,243,698      8,866,530       582,346
                                                       -------------  -------------  ------------

Gross Profit                                              5,549,521      1,780,683       316,104

Operating Expenses
     Accounting and legal                                    77,047        555,023        76,057
     Advertising and promotion                            1,104,532        967,048       119,014
     Amortization of goodwill                               291,152        502,288        11,972
     Automobile                                              65,778         77,251        46,196
     Bad debts                                               12,978        781,505        36,011
     Commission                                             169,358        277,888        39,625
     Consulting                                             325,050        502,729        45,966
     Depreciation and amortization of capital assets        377,541        462,778       195,288
     Insurance                                              108,563         97,289         2,535
     Interest on promissory note                            174,406         79,257         -----
     Investor relations and shareholder information          14,349        450,196       400,731
     Management fees                                        188,440        191,100       238,278
     Office and administration                              518,936        378,733        58,644
     Rent and utilities                                     790,552        954,796        73,695
     Repairs and maintenance                                170,832        460,545         -----
     Salaries and benefits                                2,476,135      2,678,073       310,770
     Telephone                                              150,253        222,552        19,118
     Travel                                                  68,807        408,007         -----
     Website maintenance                                    184,014          -----         -----
                                                       -------------  -------------  ------------
                                                          7,268,723     10,047,058     1,673,900

                                      F-6

Loss Before Other Items                                  (1,719,202)    (8,266,375)   (1,357,796)
                                                       -------------  -------------  ------------

Other Items
     Interest income                                         22,710        128,865        22,871
     Foreign exchange gain (loss)                            17,683        (44,534)       (4,567)
     Loss on impairment of capital assets                     -----     (1,733,700)        -----
     Loss on impairment of good will (Note 7)              (559,750)    (1,854,319)        -----
     Loss on impairment of trademark                          -----        (67,300)        -----
                                                       -------------  -------------  ------------
                                                           (519,357)    (3,570,988)       18,304

Loss From Continuing Operations                          (2,238,559)   (11,837,363)        -----

Loss On Failed Acquisition (Note 9)                      (8,553,683)         -----         -----

Loss On Disposition of Subsidiaries                        (608,646)         -----         -----

Loss From Discontinued Operations                           (33,141)         -----         -----
                                                       -------------  -------------  ------------
                                                           (519,357)    (3,570,988)       18,304

Loss For The Year                                      $(11,434,029)  $(11,837,363)  $(1,339,492)
                                                       =============  =============  ============

Basic And Diluted Loss Per Share
     Loss from continuing operations                   $      (0.10)  $      (0.58)        -----
     Loss for the year                                 $      (0.52)  $      (0.58)  $     (0.10)

Weighted Average Number Of Shares Outstanding            21,885,020     20,250,395    13,228,082

                             ABLEAUCTIONS.COM, INC.
                  CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

--------------------------------------------------------------------------------------------------
                                                         YEAR ENDED DECEMBER 31
                                                 2001           2000          1999
--------------------------------------------------------------------------------------------------
Loss For The Year                               $(11,434,029)  $(11,837,363)  $(1,339,492)

Other Comprehensive Income (Loss), net of tax
     Foreign currency translation adjustments        (17,574)       (32,743)       11,445
                                                -------------  -------------  ------------

Consolidated Comprehensive Loss                 $(11,451,603)  $(11,870,106)  $(1,328,047)
                                                =============  =============  ============

Basic And Diluted Comprehensive Loss Per Share  $      (0.52)  $      (0.59)  $     (0.10)
                                                =============  =============  ============

Weighted Average Number Of Shares Outstanding     21,885,020     20,250,395    13,228,082
                                                =============  =============  ============

                             ABLEAUCTIONS.COM, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

---------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31
                                                                 2001           2000          1999
---------------------------------------------------------------------------------------------------------


Cash Flows From Operating Activities

     Loss for the year from continuing operations              $(2,238,559)  $(11,837,363)  $(1,339,492)
     Non-cash items included in net loss:
        Depreciation and amortization                              377,541        462,778       195,288
        Amortization of goodwill                                   291,152        502,288        11,972
        Consulting fees                                              -----          -----         9,450
        Bad debts                                                   12,978        781,505        36,011
        Other                                                        -----         (2,550)       (8,622)
        Loss on impairment of capital assets                         -----      1,733,700         -----
        Loss on impairment of goodwill                             559,750      1,854,319         -----
        Loss on impairment of trademark                              -----         67,300         -----
        Stock based compensation                                   210,204        120,019         -----
                                                               ------------  -------------  ------------
                                                                  (786,934)    (6,318,004)   (1,095,393)

     Changes in operating working capital items:
        (Increase) Decrease in accounts receivable                 286,849       (724,665)     (271,378)
        (Increase) Decrease in inventory                           (70,078)       937,368      (239,597)
        Increase in prepaid expenses                              (216,866)       (37,581)      (37,338)
        Increase in accounts payable and accrued liabilities       257,301        925,215       166,610
        Note receivable                                              8,866          -----       (13,961)
                                                               ------------  -------------  ------------
     Net cash used in operating activities                        (520,862)    (5,217,667)   (1,491,057)
                                                               ------------  -------------  ------------

Cash Used In Discontinued Operations

     Loss for the year from discontinued operations                (33,141)         -----         -----
     Change in net assets of discontinued operations               (52,433)         -----         -----
                                                               ------------
     Net cash used in discontinued operations                      (85,574)         -----         -----
                                                               ------------  -------------  ------------

                                      F-9

Cash Flows From Investing Activities

     Purchase of capital assets                                   (142,475)      (321,055)     (451,130)
     Investments in subsidiaries, net of cash acquired               -----     (3,077,067)     (702,526)
     Proceeds on disposition of subsidiaries, net of cash
        divested                                                    23,207          -----         -----
     Note receivable                                                 -----       (100,000)        -----
     Purchase of trademarks                                          -----        (34,483)       (5,704)
     Web site development costs                                      -----        (37,185)      (69,953)
     Proceeds of receivable on agreement for sale                   64,994          -----         -----
                                                               ------------  -------------  ------------
                                                                   (54,274)    (3,569,790)   (1,229,313)
                                                               ------------  -------------  ------------

Cash Flows From Financing Activities

     Repayment of promissory note                                  (11,861)         -----      (852,971)
     Issuance of common stock                                        -----     11,051,200     3,500,980
     Share issuance costs                                          (12,840)    (1,147,670)        -----
     Stock options exercised                                         -----        354,400         -----
                                                               ------------  -------------  ------------
                                                                   (24,701)    10,257,930     2,648,009
                                                               ------------  -------------  ------------

Change In Cash And Cash Equivalents For The Year                  (685,411)     1,470,473       (72,361)

Cash And Cash Equivalents, Beginning Of Year                     1,376,814        (60,916)        -----

Effect Of Exchange Rates On Cash                                   (17,574)       (32,743)       11,445

Cash And Cash Equivalents, End of Year                         $   673,829   $  1,376,814   $   (60,916)
                                                               ============  =============  ============

Supplemental Disclosures With Respect To Cash Flows (Note 13)

                             ABLEAUCTIONS.COM, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                       DECEMBER 31, 2001

                                                                       ACCUMULATED     DEFERRED
                                                           ADDITIONAL     OTHER         OPTION                      TOTAL
                                        COMMON STOCK         PAID-IN   COMPREHENSIVE     PLAN                    STOCKHOLDERS'
                                     SHARES      AMOUNT      CAPITAL      INCOME     COMPENSATION      DEFICIT      EQUITY
                                  ------------  ----------  ---------  -----------  ------------  ------------  --------------

Balance, December 31, 1998          6,250,000   $  6,250   $         -   $      -   $           -   $     (7,194)  $       (944)

Common stock issued for cash        1,094,057      1,094     3,499,886          -               -                     3,500,980
Common stock issued for acquisition
    of  Able Auctions (1991) Ltd.   1,843,444      1,843        71,895          -               -                        73,738
Common stock issued for services   53,750,000     53,750       (45,150)         -               -                         8,600
Common stock issued for services    5,312,500      5,313        (4,463)         -               -                           850
Return of shares to treasury for
    cancellation                  (50,000,000)   (50,000)       50,000          -               -                          --
Common stock issued for assets of
     Ross Auctioneers                 60,000          60       167,940          -               -                       168,000
Translation adjustment                     -           -             -      11,445              -                        11,445
Loss for the year                          -           -             -          -               -      (1,339,492)   (1,339,492)

Balance, December 31, 1999        18,310,001    $ 18,310   $ 3,740,108    $ 11,445   $          -    $ (1,346,686)  $ 2,423,177

Private placements                 2,210,240       2,210    11,048,990          -               -              -     11,051,200
Share issuance costs                       -           -    (1,147,670)         -               -              -     (1,147,670)
Common stock issued for acquisition
   Of assets of Falcon Trading Inc.   53,405          53       360,752          -               -              -        360,805
Common stock issued for acquisition
  Of land and building               155,486         155     1,243,733          -               -              -      1,243,888
Common stock issued for acquisition of
 assets of Messler's Auction House    30,625          31       244,969          -               -              -        245,000
Common stock issued for acquisition of
 rights to trademark                   4,822           5        34,473          -               -              -         34,478

Common stock issued for acquisition of
 assets of Auctions West
 Sales Corporation                    10,000          10        69,990          -               -              -         70,000

                                      F-11

Common stock issued for acquisition
 of Ehli's Commercial/Industrial
 Auctions, Inc.                       50,000          50       349,950          -               -              -        350,000

Common stock issued for acquisition
  of Johnston's Surplus
  Office Systems Ltd.                 68,182          68       513,342          -               -              -        513,410

Common stock issued for acquisition
  of Warex Supply Ltd.                 6,900           7        55,193          -               -              -         55,200

Stock options exercised               77,000          77       354,323          -               -              -        354,400
Deferred option plan compensation          -           -       640,108          -        (640,108)             -            -
Stock based compensation                   -           -             -          -         120,019              -        120,019
Translation adjustment                     -           -             -    (32,743)              -              -        (32,743)
Loss for the year                          -           -             -          -               -    (11,837,363)   (11,837,363)
                                    --------------------------------------------------------------------------------------------

Balance, December 31, 2000        20,976,661      20,976    17,508,261    (21,298)       (520,089)   (13,184,049)     3,803,801



                                          ABLEAUCTIONS.COM, INC.
                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                            DECEMBER 31, 2001

                                                                       ACCUMULATED     DEFERRED
                                                           ADDITIONAL     OTHER         OPTION                    TOTAL
                                           COMMON STOCK      PAID-IN  COMPREHENSIVE     PLAN                   STOCKHOLDERS'
                                        SHARES     AMOUNT    CAPITAL     INCOME     COMPENSATION     DEFICIT      EQUITY
                                        --------------------------------------------------------------------------------------
Common stock issued for acquisition of
iCollector PLC                           4,150,359  $ 4,151  $ 5,930,863  $      -   $       -   $          -   $  5,935,014
Stock based compensation                         -        -            -         -     210,204              -        210,204
Translation adjustment                           -        -            -   (17,574)          -              -        (17,574)
Loss for the year                                -        -            -         -           -    (11,434,029)   (11,434,029)
                                        --------------------------------------------------------------------------------------
Balance, December 31, 2001              25,127,020  $25,127  $23,439,124  $(38,872)  $(309,885)  $(24,618,078)  $ (1,502,584)
                                        ======================================================================================

                             ABLEAUCTIONS.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

1.     HISTORY  AND  ORGANIZATION  OF  THE  COMPANY

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc. On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company's primary business activity is as a high-tech business-to-business and consumer auctioneer that conducts its auctions live and simultaneously broadcasts over the Internet. The Company liquidates a broad range of computers, electronics, office equipment, furniture and industrial equipment that it acquires through bankruptcies, insolvencies and defaults.

The  Company's  primary  operating  subsidiaries  at  December  31,  2001  were:

     Able  Auctions  (1991)  Ltd.,  operating a Canadian-based auction business.

     Ableauctions.com (Washington) Inc., operating an U.S.-based auction business.

     Ehli's Commercial/Industrial Auctions, Inc., an U.S.-based liquidator of automobiles and industrial equipment.

     Jarvis  Industries  Ltd.,  a  Canadian-based  auction  house.


2.     GOING  CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company is in the process of expansion and its operating expenses exceed its revenues. Without realization of additional capital or the attainment of profitable operations, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through equity financing.


                                  2001          2000           1999
Deficit                       $(24,618,078)  $(13,184,049)  $(1,346,686)
Working capital (deficiency)  $ (3,349,317)  $    542,069   $    89,207

                             ABLEAUCTIONS.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

3.     SIGNIFICANT  ACCOUNTING  POLICIES

a)     Principles  of  Consolidation

These consolidated financial statements include the accounts of Ableauctions.com, Inc. and its wholly owned subsidiaries, from the dates of acquisition.

b)     Foreign  Currency  Translation

The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

Financial statements of the Company's Canadian subsidiaries (see Note 1) are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities. The Company's investments in the structural capital of the Canadian subsidiaries have been recorded at the historical cost in U.S. dollars. The resulting gains or losses are reported as a separate component of stockholders' equity. The functional currency of the Canadian subsidiaries is the local currency, the Canadian dollar.

c)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

d)     Cash  and  Cash  Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less.

                             ABLEAUCTIONS.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Financial  Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, note receivable, accounts payable and accrued liabilities, deferred compensation notes, and promissory note, approximated fair value at December 31, 2001.

f)     Inventory

     Inventory is stated at the lower of cost and estimated net realizable value.

g)     Software  Development

The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

h)     Capital  Assets,  Depreciation  and  Amortization

Capital assets are recorded at cost. The cost of capital assets is depreciated using the declining balance method at the following annual rates:

                       Building                                  4%
                       Furniture,  fixtures  and  equipment     20%
                       Computer  equipment                      30%
                       Computer  software                       30%
                       Vehicles                                 30%

Leasehold improvements are amortized using the straight-line method over the terms of the leases.

                             ABLEAUCTIONS.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

i)     Impairment  of  Long-Lived  Assets

The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

j)     Revenue  Recognition

The Company generally earns revenues from its auction activities either through consignment sales, or through sales of inventory purchased by the Company. For consignment sales, the Company earns auction fees charged to consignees, and buyer's premiums charged to purchasers, determined as a percentage of the sale price. For inventory sales, the Company earns a profit or incurs a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

For each type of auction revenue, an invoice is rendered to the purchaser, and revenue is recognized by the Company, at the date of the auction. The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise. This obligation generally provides the Company with reasonable assurance of collection of the sale proceeds, from which the Company's earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

k)     Trademark

The cost of a trademark acquired is being amortized on a straight-line basis over its life of fifteen years.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

l)     Acquisitions  and  Goodwill

All business acquisitions have been accounted for under the purchase method and, accordingly, the excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill in the consolidated balance sheet. The results of operations, changes in equity and cash flows of acquired companies are included in operations only for the period between the date of acquisition and the end of the financial year.

Goodwill arising from acquisitions of businesses is amortized on a straight-line basis over periods ranging from three to twenty years.

m)     Advertising  Costs

The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

n)     Loss  Per  Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

o)     Income  Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, based upon currently available information, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

p)     Segment  information

Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for reporting information about the operating and geographic segments of the Company's business. Currently, the nature and extent of the Company's operations are such that it operates in only one reportable segment, as an auction house and liquidator. Information regarding the Company's geographic segments is set forth in Note 18.

q)     Stock  Based  Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

r)     Accounting  for  Derivative  Instruments  and  Hedging  Activities

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. Adoption of the statement has not had a significant impact on its financial statements.

s)     Comprehensive  Income

In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

4.     NOTE  RECEIVABLE

Notes receivable from an employee is due July 2, 2003 together with interest at 4% per annum and is secured by a charge over real estate of the employee.

5.     CAPITAL  ASSETS

                                        2001                  2000        1999
                                    Accumulated   Net Book   Net Book    Net Book
                        Cost        Depreciation   Value      Value       Value
Land                    $  800,000  $     --   $  800,000  $  800,000   $       --
Building                 1,082,605    43,260    1,039,345   1,081,500           --
Furniture and fixtures     163,000    90,776       72,224      84,492        6,784
Equipment                       --        --           --          --      161,700
Computer equipment       1,102,664   592,528      510,136     660,669      843,713
Computer software          161,122    87,326       73,796      93,563      108,984
Vehicles                    89,882    50,951       38,931      61,373       35,424
Leasehold improvements     236,505    33,301      203,204     275,934       14,254
                        ----------  --------   ----------  ----------   ----------
                        $3,635,778  $898,142   $2,737,636  $3,057,531   $1,170,859
                        ==========  ========   ==========  ==========   ----------

6.     WEB  SITE  DEVELOPMENT  COSTS

Web site development costs of $31,027 (net of amortization costs of $112,640) is comprised of hardware and software costs incurred by the Company in developing its web site. The Company amortizes costs over a period of five years from the commencement of operations of the web site.

7.     GOODWILL

                                  2001           2000          1999
Goodwill, at cost                $ 3,251,662   $ 3,451,662   $667,127
Less:  Accumulated impairment     (2,414,069)   (1,854,319)
Less:  Accumulated amortization     (837,593)     (546,441)   (11,972)

Net book value                   $         0   $ 1,050,902   $655,155

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

8.     BUSINESS  COMBINATIONS

a) On March 29, 2001, the Company disposed of its 100% interest in Johnston's Surplus Office Systems Ltd. ("Surplus").

The Company also agreed to settle debt owed to the Company by Surplus in the amount of $1,191,724 by the issue of 1,191,724 common shares of Surplus at a deemed price of $1.00 per share.

The Company agreed to then sell all of the issued shares of Surplus to an employee of Surplus, for consideration of $380,500.

The  purchase  price  is  to  be  paid  as  follows:

a)   Cash of $47,568 due on the closing date of March 31, 2001.
b) Cash of $79,280 payable as to $2,202 per month for three years after the closing date, without interest, evidenced by a promissory note and secured by the pledge and escrow to the Company of the shares.
c) An amount of $253,696 payable by the provision to the Company of goods or services of Surplus at an agreed discount.

The proceeds described in (a) and (b) have been recorded as at the effective date of sale. The benefit, if any, derived by the Company from the discount described in (c) will be reflected in the gross profit of the Company as earned.

The carrying values of assets and liabilities of Surplus that were sold were as follows:

Cash                                                               $     24,361
Goodwill                                                                200,000
Other  assets                                                           569,868
Liabilities                                                            (236,299)
                                                                   -------------
                                                                   $     557,930
                                                                   =============
The revenues and expenses of Surplus, until the date of disposition, have been presented as discontinued operations.

Under the acquisition agreement, dated July 14, 2000, the Company issued 68,182 shares of common stock and guaranteed a selling price of $3.765 on those shares to the vendors of Surplus. Pursuant to this guarantee, the Company paid $77,000 in 2001. This amount has been included in the loss on disposition of subsidiaries.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

8.     BUSINESS  COMBINATIONS  (Continued)

b) On August 31, 2001, the Company disposed of its 100% interest in Warex Supply Ltd. ("Warex") for consideration of $1.

The carrying values of assets and liabilities of Warex that were sold were as follows:

Accounts  receivable                                                $     28,361
Inventory                                                                 65,465
Other  assets                                                             32,445
Liabilities                                                             (25,707)
                                                                   -------------
                                                                    $    100,564
                                                                   =============

The  Company  recognized  a  loss  of  $100,563  on  the  sale.

The revenues and expenses of Warex, until the date of disposition, have been presented as discontinued operations.

9.     FAILED  ACQUISITION

On September 24, 2001, the Company acquired all of the issued and outstanding shares of iCollector PLC ("iCollector") for consideration as follows:

i)   The  issue  of  4,150,357  shares of common stock at a value of $5,935,014.

ii) The issue of non-interest bearing and unsecured promissory notes ("deferred consideration notes") for a face amount of $2,988,258, which are due to be repaid September 13, 2002. These deferred consideration notes are convertible into shares of common stock of the Company at $1.43 per share at the option of the Company, subject to regulatory listing and shareholder approvals as required.

     The deferred consideration notes have been recorded at fair market value based on an implicit interest rate of 12% per annum, such that an unamortized discount to face value of $2,679,471 has been recorded. As at December 31, 2001, the discounted amount of the deferred compensation notes is $2,762,808.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

9.     FAILED  ACQUISITION  (Continued)

iii) The Company has also issued non-interest bearing unsecured promissory notes ("earnout consideration notes") in the amount of $5,000,000, which are payable on September 30, 2002, only if iCollector satisfies certain revenue and transaction milestones during the month of July 2002. These earnout consideration notes are convertible into shares of common stock of the Company, at the fair market value of such shares at the date of conversion, at the sole option of the Company, subject to a minimum of 2,000,000 shares and a maximum of 3,500,000 shares in aggregate, as well as regulatory, listing and shareholder approval. The amount of the obligation to the Company in respect to the earnout consideration notes, if any, will be recorded at such time as the amount of such obligation can be reasonably determined.

     The total recorded cost to the Company of the acquisition including estimated transaction costs of $342,797, was $8,957,281. In December 2001, the Company realized that it was not able to finance the ongoing operations of iCollector and, as a result, the Company was placed into formal liquidation. The investment, net of reimbursed expenses by iCollector, has been written off as loss from failed acquisition.

10.     PROMISSORY  NOTE

                                                       2001          2000         1999
Promissory note, interest at 9% per annum,
 repayment at $8,569 per month including
 principal and interest, secured by charge over land
 and building, due July 24, 2028                      $1,040,310   $1,052,171   $   --

Less:  Current portion                                   (9,592)      (8,479)       --
                                                      -----------  -----------  ----------

                                                      $1,030,718   $1,043,692       --
                                                      ===========  ===========  ==========

11.     CAPITAL  STOCK

In October and December 2001, the Company issued a total of 4,150,359 shares of common stock at an aggregate value of $5,935,014 as partial consideration for the acquisition of iCollector PLC, a company incorporated in the United Kingdom (Note 9).

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

12.     WARRANTS

As at December 31, 2001, the Company had 1,000,000 outstanding share purchase warrants entitling the holders to purchase one common share for each warrant held at a price of $6.00 per share up to March 25, 2002.

13.     SUPPLEMENTAL  DISCLOSURES  WITH  RESPECT  TO  CASH  FLOWS


                               2001     2000     1999
Cash paid for income taxes   $ 3,148  $ 4,989    $--
                             =======  =======  =======

Cash paid for interest       $91,069  $91,775    $--
                             =======  =======  =======


During  the  year  ended  December  31,  2001:

a) The Company issued 4,150,359 shares of common stock at an aggregate value of $5,935,014 as partial consideration for the acquisition of iCollector PLC.

b)   The  Company  recorded  $210,204  as  stock  based  compensation  expense.

c) The Company issued promissory notes at a discounted value of $2,679,471 as partial consideration for the acquisition of iCollector P.L.C.

d) The Company received a promissory note in the amount of $79,280 as partial proceeds for the sale of its investment in Johnston's Surplus Office Systems Ltd.

During  the  year  ended  December  31,  2000:

a) The Company issued 53,405 shares of common stock at an aggregate deemed value of $360,805 to purchase the assets of Falcon Trading Inc.

b) The Company issued 155,486 shares of common stock at an aggregate deemed value of $1,243,888, and assumed a promissory note in the amount of $1,056,112, as partial consideration for the purchase of a building and land in Scottsdale, Arizona.

c) The Company issued 30,625 shares of common stock at an aggregate deemed value of $245,000 as partial consideration for the purchase of certain assets of Mesler's Auction House.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

13.     SUPPLEMENTAL  DISCLOSURES  WITH  RESPECT  TO  CASH  FLOWS  (Continued)

d) The Company issued 10,000 shares of common stock at an aggregate deemed value of $70,000 to purchase certain assets of Auctions West Sales Corporation.

e) The Company issued 50,000 shares of common stock at an aggregate deemed value of $350,000 as partial consideration for the purchase of Ehli's Commercial/Industrial Auctions Inc.

f) The Company issued 4,822 shares of common stock at an aggregate deemed value of $34,478 to acquire rights to a trademark from Simon Fraser University.

g) The Company issued 68,182 shares of common stock at an aggregate deemed value of $513,410 as partial consideration for the purchase of Johnston's Surplus Office Systems.

h) The Company issued 6,900 shares of common stock at an aggregate deemed value of $55,200 as partial consideration for the purchase of Warex Supply Ltd.

i)   The  Company  recorded  $120,019  of  stock  based  compensation  expense.


14.     INCOME  TAXES

a)     The  Company's  total  deferred  tax  asset  is  as  follows:

                                                             2001          2000          1999

Tax benefit relating to net operating loss carryforwards  $ 4,364,361   $ 3,510,361   $ 610,361
Valuation allowance                                        (4,364,361)   (3,510,361)   (610,361)
                                                          ------------  ------------  ----------
                                                          $         0   $         0   $       0
                                                          ============  ============  ==========

The Company had net operating losses carried forward of approximately $10,000,000 which expire in years ranging from 2007 to 2021. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty of realizability.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

14.     INCOME  TAXES  (Continued)

(i) b) Following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rates for the year ended December 31, 2001:

Expected  tax  benefit                                           $    1,077,498
Certain  non-deductible  expenses                                      (223,498)
Change  in  valuation  allowance                                       (854,000)
                                                                 ---------------
                                                                 $     -
                                                                 ===============
15.     RELATED  PARTY  TRANSACTIONS

During the year ended December 31, 2001, the following payments were made to a company or companies controlled by a director:

                                                             2001     2000       1999

Rent, leasehold improvements, and repairs and maintenance  $129,770  $315,963       --
Purchase of equipment and consulting services                     -   420,622  469,940
Website development and maintenance costs                   149,781    25,743       --
Sales of goods                                                    -    52,326       --
Management fees                                             154,949   191,100  238,278


16.     STOCK  BASED  COMPENSATION  EXPENSE

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. During the 2001 year, compensation costs of $Nil (2000 - 640,108) were incurred based on options granted. These costs will be recognized over a period of three years, which is the average vesting period of options.

During the year ended December 31, 2001, stock based compensation expense of $210,204 (2000 - $120,019) was recognized in the consolidated statement of operations.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

16.     STOCK  BASED  COMPENSATION  EXPENSE  (Continued)

A summary of the Company's stock option plan and changes during 2001 and 2000 are presented below:

16.     STOCK  BASED  COMPENSATION  EXPENSE  (Continued)

A summary of the Company's stock option plan and changes during 2001 and 2000 are presented below:


                                                                2001                2000                 1999
                                                                Weighted            Weighted             Weighted
                                                                 Average            Average              Average
                                                     Number     Exercise  Number    Exercise  Number     Exercise
                                                     of Shares  Price     of Shares Price     of Shares  Price
Outstanding, beginning of year                       1,387,500   $4.94    812,500   $3.20       --       $ --

Granted                                                 -           -     694,500    6.95  812,500       $3.2
Forfeited                                             (166,000)   7.41    (42,500)   5.22       --         --
Exercised                                               -           -     (77,000)   4.60       --         --

Outstanding, end of year                             1,221,500   $4.76   1,387,500  $4.94  812,500       $3.2
                                                    ===========  =====  =========== =====  ========     ======


Weighted average fair value of options granted during the year

                                                                 $  -                $4.47               $2.50
                                                                 =====              =======              ======



The following table summarizes information about employee and director stock options outstanding and exercisable under the Company's stock incentive plans at December 31, 2001:


                                          AVERAGE
                              WEIGHTED   REMAINING
                   EXERCISE    NUMBER   CONTRACTUAL   NUMBER
                     PRICE   OUTSTANDING   LIFE      EXERCISABLE
                -------------------------------------------------
                $     3.20     788,000     2.8        788,000
                      5.00      22,500     3.0         22,500
                      6.50      30,000     3.3         10,000
                      6.53      96,000     3.4            5,333
                      7.15      50,000     3.4         10,000
                      7.00     135,000     3.6         30,000
                      8.66     100,000     3.6         33,333
                             ----------             -------------
                             1,221,500                899,166
                             ----------             -------------

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

16.     STOCK  BASED  COMPENSATION  EXPENSE  (Continued)

                                  COMPENSATION

Had compensation cost been recognized on the basis of fair value, pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:


                                    2001           2000           1999
Loss for the year
     As reported                  $(11,434,029)  $(11,837,363)  $(1,339,492)
                                  =============  =============  ============

     Pro-Forma                    $(11,434,029)  $(12,666,225)  $(2,698,281)
                                  =============  =============  ============

Basic and diluted loss per share
     As reported                  $      (0.52)  $      (0.58)  $     (0.10)
                                  =============  =============  ============

     Pro-Forma                    $      (0.52)  $      (0.63)  $     (0.22)
                                  =============  =============  ============

The fair value of each option granted during the 2001 year was estimated using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 60% to 126%, and risk free interest rates of 6.0% to 6.7% and weighted average expected option terms of 2 to 5 years.

17.     COMMITMENTS

a) The Company leases office space and equipment under non-cancellable operating leases extending for periods in excess of one year. Future commitments under such lease agreements are as follows:

                   2002        $    184,080
                   2003             187,950
                   2004             190,710
                   2005             190,710
                   2006             134,070
                   Thereafter       390,000
                               ------------
                               $  1,277,520
                               ============

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

17.     COMMITMENTS  (Continued)

Included in these totals are amounts with respect to an agreement made by the Company effective March 1, 2000 with a company controlled by a director of the Company, to lease operating premises in Coquitlam, British Columbia. Under the agreement, the Company must make lease payments of $12,840 per month, plus operating costs, until February 28, 2010.

b) Future commitments pursuant to the promissory note described in Note 10 are as follows:

                   2002        $    9,592
                   2003            10,489
                   2004            11,473
                   2005            12,549
                   2006            13,726
                   Thereafter     982,481
                              ------------
                               $1,040,310
                              ============

c) The Company maintains employment agreements with various key management personnel.

18.     INTERNATIONAL  OPERATIONS

The external sales and long-lived assets of the Company's businesses by geographical region are summarized below:


                         2001         2000         1999
External Sales
     United States  $ 4,088,844  $ 5,344,925  $        -
     Canada           6,704,375    5,302,288     898,450
                    -----------  -----------  ----------
                    $10,793,219  $10,647,213  $  898,450
                    ===========  ===========  ==========

Long-Lived Assets
     United States  $ 2,027,358  $ 2,756,222  $   12,151
     Canada             850,093    1,549,202   1,921,819
                    -----------  -----------  ----------
                    $ 2,877,451  $ 4,305,424  $1,933,970
                    ===========  ===========  ==========

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

19.     RECENT  ACCOUNTING  PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangibles Assets." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations, except for qualifying business combinations that were initiated prior to July 1, 2001. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The Company is required to adopt SFAS No. 142 on January 1, 2002. The Company does not believe the adoption of SFAS Nos. 141 and 142 will have a material effect on its consolidated financial statements.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. The Company is required to adopt SFAS No. 143 on January 1, 2003, and it does not believe the adoption of SFAS No. 143 will have a material effect on its consolidated financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and provides a single accounting model for long-lived assets to be disposed of. The Company is required to adopt SFAS No. 144 on January 1, 2002, and it does not believe the adoption of SFAS No. 144 will have a material effect on its consolidated financial statements.

20.     COMPARATIVE  FIGURES

Certain comparative figures have been reclassified to conform with the current year's presentation.

                             ABLEAUCTIONS.COM, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

----------------------------------------------------------------------------------------------
                                                                  MARCH  31      DECEMBER  31
                                                                     2002            2001
----------------------------------------------------------------------------------------------
ASSETS

Current
 Cash and cash equivalents                                        $    526,861   $    673,829
 Accounts receivable - trade                                           272,618        105,468
 Inventory                                                             279,205        257,832
 Prepaid expenses                                                      121,399        227,745
 Current portion of receivable on agreement for sale                         -          5,421
                                                                  ----------------------------
                                                                     1,200,083      1,270,295

Note Receivable                                                              -        100,000
Trademark                                                                8,338          8,788
Capital Assets                                                       2,675,094      2,737,636
Web Site Development Costs                                              17,594         31,027
                                                                  ----------------------------
                                                                  $  3,901,109   $  4,147,746
==============================================================================================

LIABILITIES

Current
 Accounts payable and accrued liabilities                         $  1,806,781   $  1,847,212
 Current portion of promissory note                                      9,690          9,592
 Deferred compensation on notes                                      2,841,759      2,762,808
                                                                  ----------------------------
                                                                     4,658,230      4,619,612
Promissory Note                                                      1,029,775      1,030,718
                                                                  ----------------------------
                                                                     5,688,005      5,650,330
                                                                  ----------------------------
                                      F-31

SHAREHOLDERS' EQUITY (DEFICIENCY)

Capital Stock
 Authorized:
  62,500,000 common shares with a par value of $0.001
 Issued and outstanding common shares:
  March 31, 2002, and December 31, 2001 - 25,127,020                    25,127         25,127
 Additional paid-in capital                                         23,439,124     23,439,124

Deferred Option Plan Compensation                                     (257,334)      (309,885)
Deficit                                                            (24.986,319)   (24,618,078)
Accumulated Other Comprehensive Income (Loss)                           (7,494)       (38,872)
                                                                  ----------------------------
                                                                    (1,786,896)    (1,502,584)
                                                                  ----------------------------
                                                                  $  3,901,109   $  4,147,746
==============================================================================================

                             ABLEAUCTIONS.COM, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

----------------------------------------------------------------------------------------------
                                                    3 MONTHS ENDED MARCH 31
                                                       2002          2001
----------------------------------------------------------------------------------------------
REVENUES
Sales                                             $ 1,447,194   $ 1,355,856
Commissions                                         1,252,564       960,422
                                                  --------------------------
                                                    2,699,758     2,316,278

COST OF REVENUES                                    1,253,801       667,160
                                                  --------------------------
GROSS PROFIT                                        1,445,957     1,649,118
                                                  --------------------------
EXPENSES
 Operating expenses  (Note 3)                       1,635,812     1,465,077
 Amortization of goodwill                                   -        71,255
 Depreciation and amortization of capital assets       76,425        85,382
 Interest on deferred compensation on notes            78,951             -
 Interest on promissory note                           23,862        17,331
                                                  --------------------------
                                                    1,815,050     1,639,045
                                                  --------------------------
INCOME (LOSS) BEFORE OTHER ITEMS                     (369,093)       10,073
                                                  --------------------------

OTHER ITEMS
 Interest income                                        4,334         4,101
 Foreign exchange gain (loss)                          (3,482)         (594)
                                                  --------------------------
                                                          852         3,507
                                                  --------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS             (368,241)       13,580
LOSS ON DISPOSITION OF SUBSIDIARIES                         -      (431,082)
LOSS FROM DISCONTINUED OPERATIONS                           -       (36,283)
                                                  --------------------------
LOSS FOR THE PERIOD                               $  (368,241)  $  (435,785)
============================================================================

                                      F-33

BASIC AND DILUTED LOSS PER SHARE
 Income (Loss) from continuing operations         $     (0.01)  $      0.01
 Loss for the period                              $     (0.01)  $     (0.02)

============================================================================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING      25,127,020    20,976,661
============================================================================

                             ABLEAUCTIONS.COM, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

----------------------------------------------------------------------------------------------
                                                            3 MONTHS ENDED MARCH 31
                                                               2002          2001
----------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
Income (loss) for the period from continuing operations        $(368,241)  $   13,580
Non-cash items included in net loss:
 Depreciation and amortization                                    76,425       85,382
 Amortization of goodwill                                              -       71,255
 Bad debts                                                             -          262
 Interest on deferred compensation on notes                       78,951            -
 Stock based compensation                                         52,551       52,551
                                                               -----------------------
                                                                (160,314)     223,030
Changes in operating working capital items:
 (Increase) Decrease in accounts receivable                     (161,729)    (243,662)
 (Increase) Decrease in inventory                                (21,373)    (169,874)
 Increase in prepaid expenses                                    106,346     (105,163)
 Increase in accounts payable and accrued liabilities            (40,431)     152,522
                                                               -----------------------
Net cash used in operating activities                           (277,501)    (143,147)
                                                               -----------------------
Cash Used In Discontinued Operations
 Loss for the year from discontinued operations                        -      (36,283)
 Change in net assets of discontinued operations                       -      125,131
                                                               -----------------------
Net cash used in discontinued operations                                       88,848
                                                               -----------------------
                                      F-35

Cash Flows From Investing Activities
 Purchase of capital assets                                            -       (5,711)
 Proceeds on disposition of subsidiaries, net of cash divested         -       23.207
 Note receivable                                                 100,000            -
                                                               -----------------------
      Net cash from (used in) Investing Activities               100,000       17,496
                                                               -----------------------

Cash Flows From Financing Activities
  Repayment of promissory note                                      (846)      (2,173)
                                                               -----------------------
  Net cash from (used in) financing activities                      (846)      (2,173)
                                                               -----------------------

Change In Cash And Cash Equivalents For The Period              (178,346)     (38,976)

Cash And Cash Equivalents, Beginning Of Period                   673,829    1,376,814

Effect Of Exchange Rates On Cash                                  31,378      (37,947)
                                                               -----------------------
Cash And Cash Equivalents, End Of Period                       $ 526,861   $1,299,891
======================================================================================

                             ABLEAUCTIONS.COM, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002

1.     BUSINESS  AND  BASIS  OF  ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc. On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company's primary business activity is as a high-tech business-to-business and consumer auctioneer that conducts its auctions live and simultaneously broadcasts over the Internet. The Company liquidates a broad range of computers, electronics, office equipment, furniture and industrial equipment that it acquires through bankruptcies, insolvencies and defaults.

The  Company's  primary  operating  subsidiaries  at  December  31,  2001  were:

     Able  Auctions  (1991)  Ltd.,  operating a Canadian-based auction business.

     Ableauctions.com (Washington) Inc., operating an U.S.-based auction business.

     Ehli's Commercial/Industrial Auctions, Inc., an U.S.-based liquidator of automobiles and industrial equipment.

     Icollector  International Ltd., a Canadian-based Internet auction facility.

     Jarvis  Industries  Ltd.,  a  Canadian-based  auction  house.

The unaudited consolidated financial statements of the Company at March 31, 2002 include the accounts of the Company and its wholly-owned subsidiaries, and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission ("SEC"). Accounting policies used in fiscal 2002 are consistent with those used in fiscal 2001. The results of operations for the three month period ended March 31, 2002 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2002. These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2001 and the notes thereto included in the Company's Form 10-KSB filed with the SEC on April 23, 2001. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (Unaudited)

2.     LIQUIDITY  AND  FUTURE  OPERATIONS

(i) The Company has sustained net losses and negative cash flows from operations since its inception. At March 31, 2002 the Company has negative working capital of $3,458,147. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and to obtain additional funding through public or private equity or debt financing. Management is seeking to increase revenues though continued marketing of its services; however, additional funding is required.

(ii) Management is working to obtain sufficient working capital from external sources in order to continue operations. There is, however, no assurance that the aforementioned events, including the receipt of additional funding, will occur or be successful.

                             ABLEAUCTIONS.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (Unaudited)


3.     OPERATING  EXPENSES

--------------------------------------------------------------------
                                                  3 MONTHS ENDED
                                                     MARCH 31
                                                 2002          2001
--------------------------------------------------------------------

Operating Expenses

Accounting and legal                               16,234     16,627

Advertising and promotion                         280,833    257,949

Automobile                                         13,369     14,729

Bad debts                                           -            262

Commission                                         84,317     21,582

Consulting                                         44,019    103,535

Insurance                                          32,463     20,958

Investor relations and shareholder information        500      1,176

Management fees                                    50,840      -

Office and administration                         134,543     83,953

Rent and utilities                                196,603    207,664

Repairs and maintenance                            11,152     34,725

Salaries and benefits                             691,560    645,443

Telephone                                          32,170     47,916

Travel                                              8,988      8,558

Website maintenance                                38,221          -
                                                ---------------------
Total operating expenses                        1,635,812  1,465,077
                                                =====================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee. The selling shareholders shall not bear any portion of these costs and expenses.

                                                     AMOUNT  TO  BE  PAID

SEC  registration  fee                               $    398
Legal  fees  and  expenses                             40,000
Accounting  fees  and  expenses                         8,000
Blue  Sky  qualification  fees  and  expenses           7,500
Miscellaneous  fees                                       500
                                                    ----------
Total                                                 $56,398

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Pursuant to our Articles of Incorporation, we will indemnify any of our officers and directors or any former officers or directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended.

Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision stating that no director will be liable to Ableauctions or to our stockholders for monetary damages for breach of fiduciary duty as a director. The intention of the foregoing provisions is to eliminate the liability of our directors to the fullest extent permitted by Florida law.

We also maintain policies of directors' and officers' liability insurance for the purpose of indemnification and have entered into indemnity agreements with our directors.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

Since August 24, 1999, Ableauctions.com has issued and sold the following securities. All information has been adjusted to give effect to the four-for-one stock dividend effective July 20, 1999, the five-for-one forward stock split effective August 9, 1999, and the one-for-four reverse split effective September 2, 1999.

On August 24, 1999, we completed a private placement of 1,094,057 units at the price of $3.20 per unit to one person for proceeds of $3,500,980. Each unit consisted of one share of common stock and one-half of one non-transferable share purchase warrant. Each whole warrant is exercisable to acquire one additional share of our common stock at a price of $3.20 until August 24, 2000, and thereafter at a price of $4.00 until August 24, 2001. The issuance of the shares was exempt from registration in reliance on Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On August 24, 1999, we issued 1,843,444 shares of our common stock to Dexton Technologies Corporation in partial consideration for all of the issued and outstanding shares of common stock of Able Auctions (1991). The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On October 18, 1999, we issued 60,000 shares of our common stock at the deemed price of $2.80 per share to Ross Auctioneers & Appraisers Ltd. in consideration for the business assets of Ross Auctioneers. The issuance of the shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On February 25, 2000, we completed a private placement of 1,000,000 units at the price of $5.00 per unit to two persons for proceeds of $5,000,000. Each unit consisted of one share of common stock and one non-transferable share purchase warrant. Each warrant is exercisable to acquire one additional share of our common stock at a price of $5.00 until February 25, 2001, and thereafter at a price of $6.00 until February 25, 2002. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended.

On February 29, 2000, we issued 53,405 shares of our common stock at the deemed price of $6.756 per share to Falcon Trading, Inc. in consideration for the business assets of Falcon Trading. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On March 20, 2000, we issued 30,625 shares of our common stock at the deemed price of $8.00 per share to Mesler's Auction House of Scottsdale, LLC. in partial consideration for the business assets of Mesler's. We also issued to Mesler's a non-transferable share purchase warrant to purchase 150,000 shares of our common stock at a price of $8.00 until March 20, 2001. The issuance of the shares and the warrant was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On March 20, 2000, we issued 155,486 shares of our common stock at the deemed price of $8.00 per share to C&C Capital Investment, Inc. in partial consideration for a real estate property and building. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On April 18, 2000, we issued 4,822 shares of our common stock at the deemed price of $7.15 per share to Simon Fraser University in partial consideration for the assignment of intellectual property rights. The issuance of the shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On May 5, 2000, we issued 10,000 shares of our common stock at the deemed price of $7.00 per share to Auctions West Sales Corporation in consideration for the business assets of Auctions West. The issuance of the shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On May 16, 2000, we issued 50,000 shares of our common stock at the deemed price of $7.00 per share to Randal Ehli in partial consideration for all the issued shares of Ehli's Commercial/Industrial Auctions, Inc. The issuance of the shares was exempt from registration pursuant to Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended.

On May 23, 2000, we issued 10,000 shares of common stock to Robert Kavanagh, a non-U.S. person as partial consideration in the acquisition of the assets of Auctions West Sales Corporation. All offers and sales took place outside of the United States pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.

On July 26, 2000, we issued 68,182 shares of common stock at a deemed price of $7.53 per share to Brett Johnston and One Day Holdings Ltd., a company incorporated under the laws of British Columbia, in connection with our acquisition of Johnston's Surplus Office Systems Ltd., a company incorporated under the laws of British Columbia. The issuance of the shares was outside the United States to non-U.S. persons in reliance upon an exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On September 27, 2000, we issued 6,900 shares of common stock at a deemed price of $8.00 per share to Murray Jarvis and Michael Collins in connection with our acquisition of Warex Supply Ltd., a company incorporated under the laws of British Columbia. The issuance of the shares was outside the United States to non-U.S. persons in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

On September 27, 2001, we acquired all of the issued shares of iCollector PLC. In consideration of this acquisition we issued 4,150,357 shares of our common stock to the shareholders of iCollector. The issuance of the shares was outside the United States to non-U.S. persons in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. Aside from the common stock, we also issued non-interest bearing and unsecured promissory notes ("deferred consideration notes") in the face amount of $2,988,258, which are due to be paid on September 13, 2002. These deferred consideration notes are convertible into shares of our common stock at $1.43 per share at our sole option, subject to regulatory, listing, and shareholder approval. We also issued non-interest bearing and unsecured promissory notes in the amount of $5,000,000, which are payable on September 30, 2002, only if iCollector satisfies certain revenue and transaction milestones during the month of July, 2002. These notes are convertible into shares of our common stock, at the fair market value of such shares at the date of conversion, at our sole option, subject to a minimum of 2,000,000 shares and a maximum of 3,500,000 shares in the aggregate, as well as regulatory, listing, and shareholder approval.

On April 12, 2002 we issued to Gemini Capital, L.L.C. 20,000 shares of common stock and a warrant to purchase 1,000,000 shares of our common stock in connection with an agreement by Gemini Capital, L.L.C. to render to us certain consulting and capital raising services. The price per share for the common stock was $1.00. The warrant exercise price is $1.43. The issuance of these securities was exempt from registration under section 4(2) of the Securities Act.

On April 25, 2002 we agreed to issue 150,000 shares of common stock, and a warrant to purchase 100,000 shares of common stock, to Pollet, Richardson & Patel, our attorneys, in connection with an agreement by Pollet, Richardson & Patel to render legal services to us. The price per share for the common stock was $0.54. The warrant exercise price is $0.40. The issuance of these securities was exempt from registration under section 4(2) of the Securities Act.

On May 22, 2002 we issued to Nicholas C. Fuller a warrant to purchase 100,000 shares of our common stock at a price of $1.43 per share. The warrant was issued in conjunction with the execution of a Settlement and Release Agreement. The issuance of these securities was exempt from registration pursuant to Regulation S promulgated under the Securities Act.

On June 6, 2002 we issued to Compass Investment Management Limited a warrant to purchase 350,000 shares of our common stock at a price of $1.43 per share. The warrant was issued in conjunction with the execution of a Settlement and Release Agreement. The issuance of these securities was exempt from registration pursuant to Regulation S promulgated under the Securities Act.


On June 14, 2002 we issued to Randal Ehli 75,000 shares of our common stock. The closing price of our common stock on that date was $0.43. We issued the stock to Mr. Ehli as payment for a loan made to us in the amount of $30,000. The issuance of the common stock was exempt from registration under section 4(2) of the Securities Act.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

(a) Subject to the rules regarding incorporation by reference, furnish the exhibits as required by Item 601 of Regulation S-K.


3.1(1)    Articles of Incorporation, as amended (incorporated by reference to
          Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 of the registrant's Registration Statement on Form 10-SB).

3.2(2)    Bylaws (Incorporated by reference to Exhibit 3.6 of the registrant's
          Registration Statement on Form 10-SB).

10.1(1)   1999 Stock Option Plan with Form of Option Agreement (Incorporated by reference to Exhibit 4.2 of the registrant's Registration Statement on Form
          S-8).

10.2(1)   Form of Stock Option Agreement

10.12(1)  Investor Relations Agreement dated September 15, 1999 between
          Ableauctions.com, Inc. and North Star Communications Inc.

10.13(1)  Investor Relations Agreement dated October 1, 1999 between
          Ableauctions.com, Inc. and European Investor Services Ltd.

10.14(1)  Lease Agreement dated September 1, 1999 between Derango Resources
          Inc. and Ableauctions.com, Inc.

10.15(1)  Sublease dated August 22, 1999 between HGP Glass Industries of Canada
          Inc. and Ableauctions.com, Inc.

10.18(3)  Investor Relations Agreement dated February 3, 2000 between
          Ableauctions.com, Inc. and KCSA Public Relations Worldwide

10.23(4)  Lease Agreement dated November 1, 2000 between Derango
          Resources, Inc. and Able Auctions 1991 Ltd.

10.24(5)  Guarantee by and between Ableauctions.com, Inc. and Northern Ireland
          Local Government Officers' Superannuation dated June 21, 2001.

10.25(6)  Simon Johnson-Fife, LLC Office/Warehouse Building Lease dated May 1,
          2002.

10.26(6)  Sample Indemnity Agreement entered into in February 2002 between
          Ableauctions.com, Inc. and each of its directors.

10.27(6)  Employment Agreement with Abdul Lahda dated April 1, 2002

23.1(6)   Consent of Davidson & Company, Chartered Accountants

23.2(6)   Consent of Shikaze Ralston Tam Kurozumi, Chartered Accountants

23.3(6)   Consent of Morgan & Company, Chartered Accountants



(1)     Previously  filed  on  November  13,  1999  on  Form  10-SB.
(2)     Previously  filed  on  December  30,  1999  on  Form  10-SB/A.
(3)     Previously  filed  on  April  13,  2000  on  Form  10-KSB.
(4)     Previously  filed  on  April  2,  2001  on  Form  10-KSB.
(5)     Previously  filed  on  August  16,  2001  on  Form  10-KSB.
(6)     Filed  herewith

ITEM  17.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on June 28, 2002.


                                  ABLEAUCTIONS.COM,  INC.
                                  By  /s/  Abdul  Ladha
                                      -----------------
                                  Its:  Chairman  of  the  Board  and  Chief
                                        Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                   DATE
---------                      -----                                   ----

/s/ Abdul Ladha
_______________
Abdul Ladha       Chairman of the Board, Chief Executive Officer   June 28, 2002
                  and Director
                  (Principal  Executive  Officer)

/s/ Ron Miller
_______________
Ron Miller        Chief Financial Officer                          June 27, 2002
                 (Principal  Financial  Officer and
                  Accounting  Officer)

/s/ Barrett Sleeman
_______________
Barrett Sleeman   Director                                         July 2, 2002

/s/ David Vogt
_______________
Dr. David Vogt    Director                                         June 28, 2002

/s/ Michael Boyling
_______________
Michael Boyling   Director                                         July 2, 2002


/s/ Randal Ehli
_______________   Director                                         June 28, 2002
Randal Ehli